UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.       )

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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
PHINIA Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2026 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

PHINIA

PHINIA is a diversified, industrial supplier and global leader in the development and manufacture of fuel systems, electrical systems, and aftermarket solutions designed to optimize performance and enhance efficiency.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Annual Meeting Proposals and Voting Recommendations

1	Election of Directors	“FOR” each nominee	DATE AND TIME May 22, 2026 9:00 a.m. Eastern Time LOCATION PHINIA Inc. Global Headquarters 3000 University Drive Auburn Hills, MI 48326 RECORD DATE March 25, 2026

2	Advisory Approval of the Compensation of Our Named Executive Officers	“FOR”

3	Ratification of the Appointment of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm	“FOR”

We invite you to attend our 2026 annual meeting of shareholders (Annual Meeting) at PHINIA's global headquarters on Friday, May 22, 2026 at 9:00 a.m. Eastern Time to vote on the above proposals.
Only shareholders of record at the close of business on March 25, 2026 are entitled to notice of, and to vote before or during, the Annual Meeting. Please read the attached proxy statement carefully, as it describes in greater detail the matters to be acted upon, and your voting rights with respect to, those matters.
Thank you for your continued support.
Robert Boyle
Senior Vice President, General Counsel and Secretary
April 9, 2026
PHINIA Inc.
3000 University Drive
Auburn Hills, MI 48326

HOW TO VOTE
Even if you plan to attend the Annual Meeting, we ask that you vote as promptly as possible. Voting early will help avoid additional solicitation costs and will not prevent you from voting during the Annual Meeting, if you wish to do so.
INTERNET
Visit www.proxyvote.com.
PHONE
Call 1-800-690-6903.
MAIL
If you received printed copies of the proxy materials, complete, sign, and return your proxy card or voting instruction form by mail.
QR CODE
Scan this QR code using your mobile device.
IN-PERSON VOTING
Follow the instructions provided in the 2026 Annual Meeting section of the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 22, 2026. The Notice of Annual Meeting, Proxy Statement, and Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are available at www.proxyvote.com.

Proxy Statement | 2026 | i

Dear Fellow Shareholders,
On behalf of our Board of Directors, thank you for your continued trust and investment in PHINIA. It is my privilege to invite you to the 2026 Annual Meeting of Shareholders. This meeting is an important opportunity to reflect on our progress, share our strategic priorities, and discuss how we will continue to position PHINIA for sustainable growth in a rapidly evolving market.
PHINIA’s Next Chapter: Executing on Strategic Growth, Accelerating Value
The past year marked a new chapter for our Company. We delivered sustained strong financial performance and completed our first acquisition in August of Swedish Electromagnet Invest AB (SEM). We are extremely proud of PHINIA’s employees for their commitment, dedication, and determination. Under the leadership of Brady Ericson, PHINIA’s President and Chief Executive Officer, our employees successfully navigated market headwinds, geopolitical uncertainty, and rapid industry transformation.
•We continued to win new business and invest in technologies that enhance our competitive position, diversify our business, and unlock new growth, including in the aerospace and defense industry. During 2025, we made progress toward multiple programs with a key aerospace customer. We also exhibited for the first time at the Paris Air Show, the world’s leading aerospace trade fair.
•We have some of the strongest brands in the global aftermarket channel, supported by high customer preference and exceptional service. Our strong product performance and service delivery across our Aftermarket and Fuel Systems businesses are driving growth with new and existing customers. Through wins across various regions and end markets, we expanded product coverage, increased share of wallet with existing customers, and validated our strategy to extend combustion and control technologies into adjacent markets.
•PHINIA’s engine management expertise, combined with the acquisition of advanced ignition technologies, strengthens our platform for innovation and efficiency. The combination also enhances our ability to unlock new opportunities in the commercial vehicle and industrial markets. We see excellent potential in scaling our combined offerings to deliver even greater value to customers and shareholders.
•PHINIA’s total shareholder return (TSR) continued to outperform the market in 2025. TSR, including the reinvestment of dividends, was 33% for the year, compared to 6%, 26%, and 14% for the S&P 600, S&P 600 Automotive Parts & Equipment, and S&P 600 Industrials Indices, respectively.
•The Company’s performance reflects the Board’s commitment to supporting the Company's vision for long-term value creation. This includes a consistent focus on disciplined capital allocation and execution of strategic priorities. Since our July 2023 spin-off from our former parent through year end, we repurchased over 20% of outstanding shares, contributing to the meaningful appreciation of our stock price.

ii | 2026 | Proxy Statement

An Independent, Engaged, and Forward-Looking Board
I am honored to serve alongside a Board that is committed to PHINIA’s growth and the long-term interests of our shareholders. Strong relationships with our shareholders are vital, and as Chair, I have engaged directly to listen and share an independent perspective.
Our directors bring deep expertise across industrial, commercial vehicle, technology, financial, governance, and investor risk management. During 2025, the Board engaged closely with management on a broad range of topics relating to short- and long-term strategic priorities. These discussions related to financial performance, capital allocation, strategic growth plans and targets, key products and solutions, and investments across the Company, governance practices, executive compensation, industry trends, and sustainability progress, among other matters. At this year’s Annual Meeting, our directors, all of whom are independent except for Mr. Ericson, will stand for re-election. We believe this underscores our commitment to independence and accountability as we build on our 2025 success.
PHINIA proudly hosted our first Investor Day since the spin-off in February 2026. This event served as an excellent opportunity for shareholders to experience firsthand how our innovative, practical solutions power the industries that keep the world moving. Management highlighted PHINIA’s steadfast focus on delivering disciplined shareholder returns, while driving innovation, expanding strategically, and strengthening a portfolio built to last.
Sustainability at the Core of Our Strategy
We believe one of the greatest ways we can contribute to a cleaner tomorrow is through innovation in our product portfolio. During 2025, the Company released its second annual Sustainability Report. The report highlights progress across key sustainability strategies and initiatives, including our continued investments in fuel efficiency and alternative fuel technologies to support the transition to lower carbon mobility. We invite you to learn more about our progress at www.phinia.com/sustainability.
Thank You for Your Trust and Support
As a Board, we move forward with energy, focus, and a shared commitment to PHINIA’s goals and serving the long-term interests of our shareholders. We encourage you to review both our proxy statement and annual report. Your vote and perspective are important to us.
Thank you for your continued investment and trust in PHINIA. We look forward to welcoming you to our 2026 Annual Meeting of Shareholders on May 22, 2026.

With respect and gratitude, Rohan S. Weerasinghe Independent, Non-Executive Chair

Proxy Statement | 2026 | iii

PROXY STATEMENT
The Board of Directors (the Board) is providing this proxy statement (Proxy Statement) in connection with its solicitation of proxies to be voted at the Company’s Annual Meeting of Shareholders to be held on May 22, 2026 (the Annual Meeting). We began making our proxy materials available on April 9, 2026.

As used in this Proxy Statement and elsewhere in our proxy materials, the terms “PHINIA,” “the Company,” “we,” and “our” refer to PHINIA Inc. This Proxy Statement includes website addresses and references to additional materials found on those websites or in other reports filed with the Securities and Exchange Commission (the SEC). These websites and materials are provided only as references to additional information that may be accessed by shareholders and are not incorporated into this Proxy Statement by reference.
Cautionary Statement Regarding Forward-Looking Information
This Proxy Statement and Letter from Our Non-Executive Chair contain certain “forward-looking statements” within the meaning of U.S. federal securities laws. Forward-looking statements are statements other than historical fact that provide current expectations or forecasts of future events based on certain assumptions and are not guarantees of future performance. Forward-looking statements use words such as “anticipate,” “believe,” “continue,” “could,” “designed,” “effect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “initiative,” “intend,” “likely,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “pursue,” “seek,” “should,” "strive," “target,” “when,” “will,” “would,” or other words of similar meaning. Forward-looking statements are subject to risks, uncertainties, and factors relating to our business and operations, all of which are difficult to predict and which could cause our actual results to differ materially from the expectations expressed in or implied by such forward-looking statements. These risks, uncertainties, and other factors are described more fully in the Company’s most recently filed Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and subsequent filings with the SEC. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Proxy Statement | 2026 | 1

COMPANY HIGHLIGHTS

OUR COMPANY

PHINIA is a diversified, industrial supplier of fuel systems, electrical systems, and aftermarket solutions, with over 100 years of manufacturing expertise and industry relationships.

Across a variety of applications, our systems and solutions are designed to keep combustion engines operating at peak performance. We are also investing in advanced technologies to unlock the potential of alternative fuels in contributing to lower carbon mobility.

~12,500
talented employees

40+
locations in 20 countries

APPLICATIONS

SERVICE

Includes Vehicle Repair and Replacement Parts, including both new and remanufactured products sold via the Original Equipment Manufacturer Dealer Network and the Independent Aftermarket channel

LIGHT PASSENGER VEHICLE

Includes On-Road Vehicles Used Primarily for Carrying Passengers

MEDIUM & HEAVY-DUTY COMMERCIAL VEHICLE

Includes On-Road Vehicles Used for Commercial Transport Classified Class 4-8 (14,001 Pounds or Heavier)

LIGHT COMMERCIAL VEHICLE

Includes On-Road Vehicles Used for Commercial Transport Classified Class 1-3 (14,000 Pounds or Lighter)

OFF-HIGHWAY, INDUSTRIAL, AND OTHER

Includes Construction and Agricultural Machinery, Vocational Vehicles, Marine, Industrial Applications, Power Generation, Aerospace and Defense, and Other

STRONG BRAND PORTFOLIO

Delphi | DelcoRemy | hartridge

OUR VALUES

Our values are our foundation, guiding how we do business and engage with employees, customers, suppliers, communities, investors, and other stakeholders.

Product Leadership
Innovation that brings value to our customers

Humility
Seeking out diverse perspectives and working collaboratively

Inclusivity
Recognizing our differences make us stronger; we are bold and intentional

Net-Zero
Committed to energy efficiency, waste reduction, and beneficial reuse

Integrity
Taking responsibility for our decisions and doing what is right

Accountability
Taking ownership of our actions and for driving results

OUR VISION

Advancing Sustainability Today, Powering A Cleaner Tomorrow

2 | 2026 | Proxy Statement

COMPANY HIGHLIGHTS
2025 Financial Performance
Adjusted Free Cash Flow, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP measures. See Annex A for reconciliations to their most directly comparable financial measures as reported under GAAP.
Our Vision for Long-Term Value Creation
Capital Allocation Strategy
Our capital allocation strategy is a key component of our vision for long-term value creation. This strategy has enabled us to maintain a strong balance sheet, make strategic investments for growth in our business, and sustain competitive shareholder returns and stock price performance since the Board approved the Company’s initial share repurchase program and implementation of the Company’s dividend on August 31, 2023.
“We remain committed to deploying capital in a balanced and disciplined manner—investing to support growth while delivering meaningful and sustainable returns to
our shareholders.”
– Brady D. Ericson, President and Chief Executive Officer

180%
160%
140%
120%
100%
80%
60%
40%
20%
0%
163.34%
25.56%
18.72%
49.44%
PHINIA
S&P 600 Index
S&P 600 Automotive Parts & Equipment Index
S&P 600 Industrials Index

Total return on stock (including reinvestment of dividends) from August 31, 2023 through the first quarter of 2026.

Proxy Statement | 2026 | 3

PROXY SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all of the information you should consider, and you should carefully read the entire Proxy Statement before voting.
Our Director Nominees
Our Board brings extensive experience and expertise across multiple disciplines and industries. Each director nominee was chosen for his or her skills and experiences, including relevant to: the transportation industry; manufacturing and operations; capital markets, corporate finance, and investments; legal, regulatory, and enterprise risk management; adapting to changing market conditions; demonstrated success in acquisitions, integrations, and restructurings across global commercial vehicle, industrial, light commercial vehicle, light passenger vehicle, and aftermarket industries; excellence in fostering a high-performance culture; corporate governance; and/or general business acumen.

Samuel R. Chapin
Independent
Senior Advisor, Rockefeller Capital Management; Retired, Former Executive Vice Chairman, Global Corporate and Investment Banking, Bank of America Merrill Lynch
Age: 68
Committees: CC, CGC
	Brady D. Ericson President and Chief Executive Officer, PHINIA Inc. Age: 54 Committees: None	Robin Kendrick Independent Retired, Former President and Chief Executive Officer, Accuride Corporation Age: 61 Committees: AC, CGC	Latondra Newton Independent Former Senior Vice President and Chief Diversity Officer, The Walt Disney Company Age: 57 Committees: CC

D’aun Norman Independent Retired, Former Audit Partner, Ernst & Young LLP Age: 59 Committees: AC*	Meggan M. Walsh Independent Retired, Former Senior Portfolio Manager and Head, Dividend Value, Invesco Ltd. Age: 62 Committees: CGC	Rohan S. Weerasinghe Independent Non-Executive Chair, PHINIA Inc.; Retired, Former General Counsel, Citigroup, Inc. Age: 75 Committees: CGC*	Roger J. Wood Independent Retired, Former Co-Chief Executive Officer, Tenneco Inc. Age: 63 Committees: AC, CC*

COMMITTEE KEY: AC – Audit Committee | CC – Compensation Committee | CGC – Corporate Governance Committee | * Committee Chair

4 | 2026 | Proxy Statement

PROXY SUMMARY
Board Composition and Qualifications
Our Board utilizes a thoughtful approach to board composition. We seek to maintain a board that is strong in its collective knowledge and that possesses a broad range of skills, qualifications, attributes, experiences, and backgrounds relevant to overseeing management and guiding the Company in executing its business strategy.
Governance Highlights

Independent Board Chair

Annual election of directors

Majority voting standard for election of directors

7 of 8 director nominees are independent

Key Board committees entirely composed of independent directors

Use of a skills matrix to align Board selection with business strategy

Annual evaluation of Board, Board committees, individual independent directors, and management, including the Chief Executive Officer

Director time commitment (overboarding) policy

Director retirement policy and term limits

Director and executive share ownership policies

Prohibition of speculative and hedging transactions

No pledging transactions by directors and executive officers

Clawback (compensation recovery) policy

Regular shareholder engagement efforts

Robust governance and risk oversight structure

No super majority voting provisions

Proxy access shareholder rights

No shareholder rights plan

Proxy Statement | 2026 | 5

PROXY SUMMARY
2025 Executive Compensation Overview
The principal components of executive compensation listed below, including the significant percentage of compensation opportunity that is at-risk and tied to Company performance, support our compensation philosophy and objectives. We review each component annually and adjust when appropriate, including to more closely align with median market levels (50th percentile of our compensation peer group). Total target compensation may be below or above the median considering an executive’s scope of responsibilities and experience, development opportunities, changes in responsibilities, and individual performance. For 2025, 86% of target total direct compensation for our Chief Executive Officer (CEO) and an average of 66% for our other named executive officers (NEOs), respectively, was at-risk and tied to Company performance.

6 | 2026 | Proxy Statement

PROXY SUMMARY
Compensation Highlights
Our executive compensation program demonstrates our commitment to sound compensation governance principles. The following table highlights some of the best practices we have adopted, and the practices we have avoided, to maintain this commitment.

What We Do

Pay for performance compensation philosophy
Significant portion of executive pay is performance-based and at-risk

Incentive compensation earned based on the achievement of key financial performance measures, including Economic Value Added, Adjusted Free Cash Flow, and TSR (as each is defined in this Proxy Statement)

Align long-term objectives with shareholder value creation
Utilize market compensation data, and benchmark against a peer group of companies
Compensation Committee solely comprised of independent directors
Engage independent compensation consultant, reporting directly to the Compensation Committee
Conduct annual compensation review and risk assessment
Maintain balanced compensation structure, consisting of fixed and variable pay, short- and long-term time horizons, and cash and equity components
Include double-trigger change of control provisions in equity award terms
Require minimum one-year vesting period for equity awards
Use shareholder engagement and business objectives to inform compensation program
Utilize rigorous goal setting process
Maintain Clawback Policy that empowers PHINIA to recover certain incentive compensation erroneously awarded
Require robust executive stock ownership

What We Don’t Do

We do not provide excessive severance benefits
We do not provide excessive executive personal benefits
We do not provide tax gross-ups to NEOs, except in limited circumstances relating to international assignments
We do not pay current dividends or dividend equivalents on unvested awards; dividend equivalents vest only when, if, and to the extent that the underlying awards vest
We do not provide single-trigger change of control benefits except if awards are not assumed by the acquiror
We do not permit pledging of our stock by directors or executive officers
We do not permit short sales, put options, call options, or other market-offered derivative and hedging transactions involving our stock
We do not encourage excessive or unnecessary risk-taking through our compensation policies

The Audit Committee has appointed Deloitte & Touche LLP (D&T) as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2026. At the Annual Meeting, shareholders are being asked to ratify the appointment of D&T as our independent registered public accounting firm for 2026. The Audit Committee believes the retention of D&T as our independent registered public accounting firm for fiscal year 2026 to be in the best interests of our Company and shareholders.

Proxy Statement | 2026 | 7

PROXY SUMMARY
Sustainability
At PHINIA, sustainability is embedded in our values, how we do business, and our commitment to corporate responsibility. From developing innovative solutions and serving our customers, to managing the efficiency of our operations and supporting our employees and communities — we believe sustainability fosters resilience, drives innovation, and creates lasting value for our stakeholders.
During 2025, we proudly published our second annual Sustainability Report. The report highlights the range of sustainability initiatives we began implementing and advancing during 2024, some of which are highlighted below. We encourage you to review our full report, available at www.phinia.com/sustainability, and look forward to engaging with stakeholders on our progress for years to come.

8 | 2026 | Proxy Statement

PROXY SUMMARY

SOCIAL

OUR PEOPLE

We empower and support our employees through our talent and development programs, total rewards program, inclusion strategy, health and safety initiatives, and community engagement efforts.

LEARNING, DEVELOPMENT & ENGAGEMENT

~11,770 in-person training sessions around the globe

~145,000 total hours of training completed

Employee Engagement Survey Results

84% overall participation

73% engagement

TOTAL REWARDS

Attracting and retaining highly skilled candidates and employees is critical to our success. Through our total rewards program, we provide reward and recognition programs, competitive pay, and benefit programs and resources that support the physical, mental, and financial wellbeing of our employees.

INCLUSION

We believe fostering an inclusive culture drives business success. Our inclusion strategy centers on: (1) attracting, retaining, and mobilizing the best talent; (2) promoting effective collaboration across our global workforce to deliver on our collective goals by leveraging our cultural diversity in an environment free of all discrimination and biases; and (3) forming teams with a range of perspectives, skills, and backgrounds to drive greater idea development, innovation, and execution.

HEALTH & SAFETY

0.18 Total Recordable Incident Rate

0.08 Lost Time Incident Rate

100% of PHINIA plants* that supply to an OEM are certified to:

- ISO 14001
- ISO 45001
- IATF 16949 / ISO 9001

COMMUNITY ENGAGEMENT

485 community initiatives

~169,700 total volunteer hours

~$2 million in donations

* Except one facility that was acquired in 2025 pursuant to the SEM acquisition.

GOVERNANCE

ETHICS, INTEGRITY AND COMPLIANCE

We provide employees with tools and resources to conduct business ethically and honestly, and to confidentially and anonymously raise questions and concerns, through Code of Ethical Conduct training, robust policies and other initiatives, and our 24/7 compliance hotline.

SUPPLY CHAIN RESPONSIBILITY

Through our PHINIA Partnership Program (3P), supplier scorecard, sustainability self-assessments, and direct engagement, we seek to ensure our suppliers meet our high standards and improve their performance across human rights, environmental, and other sustainability topics.

PRODUCT QUALITY AND SAFETY

Guided by our Key Quality Principles, we seek to consistently provide products and services that meet or exceed customer expectations and applicable customer requirements in both quality and safety performance.

DATA PROTECTION AND CYBERSECURITY

We are committed to implementing and maintaining robust cybersecurity and data protection policies, processes, and strategies that are informed by regulatory and business requirements, prior experiences, industry practices and standards, and internal and external risk assessments.

Proxy Statement | 2026 | 9

PROXY SUMMARY
Shareholder Engagement
We recognize our relationships with shareholders and other stakeholders are an important part of the Company’s success. During 2025, we engaged with shareholders, prospective shareholders, and other stakeholders and members of the broader investing community.
During these engagements, our management team provides updates on a range of topics and addresses questions from shareholders that enhance our understanding of key shareholder perspectives and focus areas. Upon request, our Non-Executive Chair will join discussions with shareholders to add an independent director perspective. The Board and management carefully consider these engagements in evaluating our business and strategic priorities, as well as corporate governance, executive compensation, sustainability, and other strategies and initiatives.

10 | 2026 | Proxy Statement

The Board, upon the recommendation of the Corporate Governance Committee, has nominated eight individuals for election as directors at the Annual Meeting, to serve for a term of office expiring at the Company’s 2027 annual meeting of shareholders and until his or her successor has been duly elected and qualified.
Each of the eight director nominees currently serves as a director on the Board. Each director nominee was chosen through a deliberate and thoughtful process over many months, based on extensive consideration of the current and anticipated needs of the Company. We expect that each director nominee will be able to serve, if elected. If any director nominee is not able to serve, proxies may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board.

Samuel R. Chapin
Independent
Senior Advisor, Rockefeller Capital Management; Retired, Former Executive Vice Chairman, Global Corporate and Investment Banking, Bank of America Merrill Lynch
Age: 68
Committees: CC, CGC
	Brady D. Ericson President and Chief Executive Officer, PHINIA Inc. Age: 54 Committees: None	Robin Kendrick Independent Retired, Former President and Chief Executive Officer, Accuride Corporation Age: 61 Committees: AC, CGC	Latondra Newton Independent Former Senior Vice President and Chief Diversity Officer, The Walt Disney Company Age: 57 Committees: CC

D’aun Norman Independent Retired, Former Audit Partner, Ernst & Young LLP Age: 59 Committees: AC*	Meggan M. Walsh Independent Retired, Former Senior Portfolio Manager and Head, Dividend Value, Invesco Ltd. Age: 62 Committees: CGC	Rohan S. Weerasinghe Independent Non-Executive Chair, PHINIA Inc.; Retired, Former General Counsel, Citigroup, Inc. Age: 75 Committees: CGC*	Roger J. Wood Independent Retired, Former Co-Chief Executive Officer, Tenneco Inc. Age: 63 Committees: AC, CC*

COMMITTEE KEY: AC – Audit Committee | CC – Compensation Committee | CGC – Corporate Governance Committee | * Committee Chair

Proxy Statement | 2026 | 11

PROPOSAL 1
Board Composition and Qualifications
Our Board utilizes a thoughtful approach to board composition. We seek to maintain a board of directors that is strong in its collective knowledge and possesses a broad range of skills, qualifications, attributes, experiences, and backgrounds relevant to overseeing management and guiding the Company in executing its business strategy, recognizing that these areas may change over time.
The Corporate Governance Committee is responsible for establishing criteria for membership on the Board and its committees, such as depth of experience, balance of business interest and experience, independence, required expertise and qualifications, and for identifying and recommending to the Board the names of qualified persons for election or re-election as directors. In considering each director candidate and the composition of the Board and its committees as a whole, the Corporate Governance Committee will consider at a minimum the extent to which candidates possess the following factors, which are also outlined in the Corporate Governance Committee's charter:
•the highest personal and professional ethics, integrity, and values;
•demonstrated business acumen, experience, and ability to use sound judgment to contribute to effective oversight of the business and financial affairs of the Company;
•ability to evaluate strategic options and risks, form independent opinions, and state them in a constructive manner;
•active, objective, and constructive participation at meetings of the Board and its committees;
•flexibility in approaching problems;
•open-mindedness on policy issues and areas of activity affecting the overall interests of the Company and its shareholders;
•stature to represent the Company before the public, shareholders, and various others who affect the Company;
•involvement only in activities and interests that do not create a conflict with the director’s responsibilities to the Company and its shareholders;
•willingness to objectively appraise management performance in the interest of the Company's shareholders;
•interest and availability of time to be involved with the Company and its employees over a sustained period;
•ability to work well with others, with deep and broad perspective in dealing with people and situations, and respect for the views of others;
•a reasoned and balanced commitment to the social responsibilities of the Company;
•diversity of perspectives, skills, qualifications, attributes, and experiences in areas identified as relevant to oversee management and guide the Company in executing its business strategy;
•willingness to adhere to overboarding limits set forth in the Company's Corporate Governance Guidelines;
•willingness to adhere to the resignation policies set forth in the Company's Corporate Governance Guidelines; and
•willingness to provide all information, including completion of a questionnaire, required by the Company’s Second Amended and Restated By-Laws (By-Laws) and other Company policies and practices.

12 | 2026 | Proxy Statement

PROPOSAL 1
Skills Matrix
In addition to the qualifications and attributes set forth in the Corporate Governance Committee Charter, the Corporate Governance Committee utilizes a skills matrix consisting of a broad range of skills and experiences that it believes enables a director nominee to make significant contributions to the Board, PHINIA, and our shareholders.

SKILLS AND EXPERIENCES	Chapin	Ericson	Kendrick	Newton	Norman	Walsh	Weerasinghe	Wood	Total

Senior Leadership Experience Experience serving as CEO or a senior executive, as well as hands-on leadership experience in core management areas — such as strategic and operational planning, financial reporting, compliance, risk management, and leadership development — enables directors to provide practical advice to management on a variety of topics relevant to our business and effectively oversee our complex, global organization.	●	●	●	●			●	●	6

Public Company Board Experience Service on the boards and board committees of other public companies, or as a senior advisor to public company boards, provides an understanding of corporate governance practices and trends, board management and agenda setting, succession planning, and relations between the board, the CEO, and other senior management, which supports our strong governance practices and alignment with shareholder interests.	●	●			●		●	●	5

Transportation Industry Experience Long (measured in years) or high-level experience in the transportation industry, original equipment vehicle manufacture, aftermarket, or other vehicle or industrial systems or components supply business provides unique insight to management on our diverse applications and end markets, business, operations, and strategic opportunities.		●	●	●	●			●	5

Manufacturing and Operations Experience Manufacturing and operations experience provides valuable insight to management on improvements to our manufacturing and environmental footprints, the operational efficiency of our plants, executing on restructuring plans, regulatory trends, and sustainability and other business practices relevant to our operations, which supports our efforts in driving continued growth and increased profitability.		●	●	●				●	4

International Experience Experience serving as CEO or a senior executive within multinational companies or international markets provides valuable insight to management on our global business plans and challenges in international operations.	●	●	●	●			●	●	6

Technology and Innovation Expertise Expertise in technology and innovation provides valuable insight to management in developing advanced technologies, systems, and processes that enable us to deliver superior products and solutions to our customers and support our vision for long-term value creation.		●	●					●	3

Financial Expertise Experience directing large investments, accessing equity and debt markets, and preparing financial statements, or actively supervising one or more persons engaged in such activities, provides valuable insight to management in developing our strategies, assessing growth opportunities, assuring sound capital allocation principles, and maintaining effective financial reporting processes.	●	●	●		●	●	●	●	7

Risk Management Expertise Long (measured in years) or high-level experience in providing effective oversight of risk management procedures — such as relating to investments, cybersecurity, fraud, quality, warranty, geopolitical, supplier insolvencies, and critical event management — benefits management in addressing enterprise risks and provides for effective Board oversight of our risk management practices and the most significant risks facing the Company.	●	●	●	●	●	●	●	●	8

Legal, Regulatory, and Public Policy Expertise Knowledge of legal and regulatory frameworks in which we operate, government advocacy, public policy, and voting and investment standards of significant institutional investors and advisory firms assists management in evaluating risks and opportunities, including how our business may be impacted by governmental actions and stakeholder interests.				●	●	●	●		4

Proxy Statement | 2026 | 13

PROPOSAL 1
Director Independence and Other Attributes
The Corporate Governance Committee considers the independence of each director nominee and may consider other attributes, including age, tenure, and self-identified characteristics. We further describe the Board's independence standards in the Corporate Governance Practices and Policies section of this Proxy Statement. With respect to self-identified characteristics, 50% of our director nominees reflect diversity in gender and/or race/ethnicity, with three female nominees and two nominees identifying as racially or ethnically diverse.
The Corporate Governance Committee may consider additional skills, experiences, attributes, and qualifications, as it deems appropriate, given the then-current needs of the Board and PHINIA. The Corporate Governance Committee reviews the criteria for Board and committee membership (including the qualifications, attributes, and skills matrix described above) as part of its annual Board composition review, which may include a review of potential director candidates.

14 | 2026 | Proxy Statement

PROPOSAL 1
Our Director Nominees

Rohan S. Weerasinghe Non-Executive Chair of the Board Independent Director Age: 75 Director since 2023 Committees: •Corporate Governance (Chair)
Professional Experience
•Of Counsel, Allen Overy Shearman Sterling LLP (A&O Shearman) (2023 – 2025)
•General Counsel, Citigroup, Inc. (Citigroup) (2012 – 2021)
•Senior Partner, Shearman & Sterling LLP (2005 – 2012)
•Partner, Shearman & Sterling LLP (1985 – 2005)
•Various positions at Shearman & Sterling LLP (1977 – 1985)

Key Skills & Qualifications
•Senior Leadership and International Experience: Mr. Weerasinghe served as the General Counsel of Citigroup (one of the world’s largest financial institutions) for over nine years, and prior to that, as the Senior Partner at Shearman & Sterling (one of the world’s pre-eminent international law firms, n.k.a. A&O Shearman). Mr. Weerasinghe brings valuable senior leadership experience and a global perspective to the Board and assists the Board in overseeing the development of our strategy.
•Public Company Board and Legal Experience: Mr. Weerasinghe has extensive experience advising public companies, boards, chief executive officers, and other senior management, as well as sovereigns, global financial institutions, and other corporates worldwide, on a wide variety of matters, including significant legal, governance, and business matters and other crisis situations. This breadth of experience enhances the Board's understanding of various complexities relevant to the Company's global business.
•Financial and Risk Management Expertise: Mr. Weerasinghe’s tenure as General Counsel of Citigroup, and his roles at A&O Shearman, which previously included managing and overseeing the firm’s chief financial officer, provided him with invaluable finance, capital markets, internal controls, and risk management experience, and enhances the Board's effectiveness in fulfilling its finance, capital allocation, and risk oversight responsibilities.

Prior Board Experience •Sateri Holdings (2010 – 2012)

Education •J.D., Harvard Law School •M.B.A., Harvard Business School •B.A., Harvard College

Proxy Statement | 2026 | 15

PROPOSAL 1

Brady D. Ericson President & CEO, PHINIA Age: 54 Director since 2023 Committees: •None
Professional Experience
•President & CEO, PHINIA (2023 – Present)
•President & General Manager (Fuel Systems and Aftermarket), BorgWarner Inc. (BorgWarner) (2022 – 2023)
•President & General Manager (Morse Systems), BorgWarner (2019 – 2022)
•Chief Strategy Officer, BorgWarner (2017 – 2019)
•President (Emissions Systems and BERU Systems), BorgWarner (2011 – 2016)
•Various managerial positions at BorgWarner (2000 – 2011)
•Various executive positions at Honeywell, Remy International, and Ford Motor Company

Key Skills & Qualifications
•Senior Leadership Experience: Mr. Ericson’s tenure as President and CEO of PHINIA and former roles as President and General Manager of three business units and Chief Strategy Officer of BorgWarner (automotive and e-mobility supplier), enable him to leverage significant senior leadership, strategic planning, and business experience to enhance the Board's oversight of our complex, global organization.
•Transportation Industry, Manufacturing, and Operations Experience: As CEO of PHINIA and a former executive at BorgWarner, Mr. Ericson has in-depth knowledge of the Company, the global automotive industry, and other industries and markets relevant to our business, driving our successful development and execution of PHINIA’s strategic plan. Mr. Ericson’s conviction that internal combustion engine technologies will be key to lower carbon mobility and other transportation and industrial solutions in the future is a driving force behind the establishment of PHINIA.
•Global Business Experience and Financial Expertise: Through his leadership roles at PHINIA and BorgWarner, Mr. Ericson gained invaluable expertise in leading a global business that benefits the Company and the Board, including overseeing key financing and capital allocation initiatives, technology and innovation initiatives, manufacturing and operations, risk management, mergers and acquisitions, integrations, and organizational and industry transformation. Mr. Ericson also acquired extensive international experience through leadership positions held while working and living in five different countries.

Other Boards •Fastenal Company (NASDAQ: FAST) (2025 – Present) Prior Board Experience •Romeo Power, Inc. (previously NYSE: RMO) (2021) •Romeo Systems, Inc. (2019 – 2020)

Education •M.B.A., Duke University •B.S., Kettering University

16 | 2026 | Proxy Statement

PROPOSAL 1

Samuel R. Chapin Independent Director Age: 68 Director since 2023 Committees: •Compensation •Corporate Governance
Professional Experience
•Senior Advisor, Rockefeller Capital Management (2019 – Present)
•Executive Vice Chairman (Global Corporate and Investment Banking), Bank of America Merrill Lynch (2010 – 2016)
•Vice Chairman, Merrill Lynch (2003 – 2009)
•Senior Vice President & Head of Global Investment Banking Division, Merrill Lynch (2001 – 2003)
•Managing Director, Merrill Lynch (1993 – 2009)
•Various positions at Merrill Lynch (1984 – 1993)

Key Skills & Qualifications
•Senior Leadership Experience and Financial Expertise: Through his roles as Senior Advisor, Rockefeller Capital Management (wealth management and financial services firm), and Executive Vice Chairman, Global Corporate and Investment Banking and other senior leadership roles with Bank of America Merrill Lynch, Mr. Chapin has gained significant investment banking and financial expertise and leadership experience managing a complex, global investment banking organization, which provides the Board with a valuable perspective in overseeing the Company's finance, investment, and capital allocation strategies.
•Public Company Board Experience: Having served on the boards of O-I Glass, Revvity, and CIRCOR International, Mr. Chapin has extensive experience working with senior management and board members on business and corporate governance matters, including consideration of strategic alternatives, acquisitions, and sales of businesses, contributing to the Board's effectiveness in overseeing our strong governance practices and alignment with shareholder interests.
•International Experience and Risk Management Expertise: Through his more than three decades of investment banking at Bank of America Merrill Lynch, Mr. Chapin advised complex, global organizations on a wide range of transactional processes, mergers and acquisitions, deal financing, and related risk management, which enhances the Board's ability to assess and oversee the Company's strategic growth opportunities, related financing strategies, risk management practices, and other matters relevant to our global operations. As Executive Vice Chairman of Global Corporate and Investment Banking, Mr. Chapin was primarily responsible for managing relationships with many of the bank’s largest and most complex clients.

Other Boards •O-I Glass, Inc. (NYSE: OI) (2020 – Present) •Revvity, Inc. (NYSE: RVTY) (2016 – Present) Prior Board Experience •CIRCOR International, Inc. (previously NYSE: CIR) (2019 – 2023)

Education •M.B.A., University of Pennsylvania Wharton School •B.A., Lafayette College

Proxy Statement | 2026 | 17

PROPOSAL 1

Robin Kendrick Independent Director Age: 61 Director since 2023 Committees: •Audit •Corporate Governance
Professional Experience
•President & CEO, Accuride Corporation (2019 – 2025)
•President & General Manager (Turbo Systems), BorgWarner (2018 – 2019)
•President & General Manager (Transmission Systems), BorgWarner (2011 – 2018)
•President & CEO, RGF AG (2011)
•President, Europe, Acument Global Technologies (2008 – 2010)
•Various executive positions at American Axle & Manufacturing (1999 – 2008)

Key Skills & Qualifications
•Senior Leadership and International Experience: Through his experience as CEO of Accuride Corporation (diversified manufacturer and supplier of commercial vehicle components), Mr. Kendrick brings to the Board significant insight into the complexities of managing a global Tier-1 automotive and mobility supplier, as well as extensive senior leadership and strategic planning experience. Mr. Kendrick also has robust engineering, sales, technology and innovation, operations, and manufacturing experience acquired through leadership roles at BorgWarner, RGF, Acument, and American Axle that enable him to provide the Board with valuable operations and product development expertise that inform PHINIA’s business strategy, operations, and technology and innovation initiatives.
•Transportation Industry, Manufacturing, and Operations Experience: As the former CEO and a former director of Accuride, Mr. Kendrick provides the Board with unique insights into the Company’s business, operations, and strategic opportunities, as well as a deep understanding of the transportation industry and its key participants. Mr. Kendrick currently serves as a director of ATC, a global remanufacturer of automotive powertrain and drivetrain systems for ICE, plug-in hybrid electric vehicle, and battery electric vehicle technologies.
•Financial Expertise and Risk Management Expertise: Mr. Kendrick’s experience working with private equity firms on the restructuring and sale of Acument Europe, and his work as CEO of Accuride, including his management of global operations through the successful completion of Accuride's financial restructuring process in March 2025 following the filing of a voluntary Chapter 11 petition under the U.S. Bankruptcy Code in October 2024, contributes to our Board’s understanding of investor and other stakeholder expectations surrounding capital allocation, leverage, and financial discipline, as well as managing risks applicable to complex, global organizations such as the Company.

Other Boards •ATC (2022 – Present) Prior Board Experience •Accuride Corporation (previously NYSE: ACW) (2019 – 2025)

Education •B.S., University of Leeds, England

18 | 2026 | Proxy Statement

PROPOSAL 1

Latondra Newton Independent Director Age: 57 Director since 2023 Committees: •Compensation
Professional Experience
•Senior Vice President & Chief Diversity Officer, The Walt Disney Company
(2017 – 2023)
•Group Vice President (Social Innovation) & Chief Diversity Officer, Toyota Motor North America, Inc. (2014 – 2017)
•Chief Program Officer, Toyota Mobility Foundation (2013 – 2014)
•Vice President (Strategic Planning), Toyota Motor North America, Inc. (2009 – 2013)
•Various executive positions at Toyota Motor Corporation (1991 – 2009)

Key Skills & Qualifications
•Senior Leadership and Global Human Capital Experience: Ms. Newton’s experience serving in Chief Diversity Officer roles at The Walt Disney Company (entertainment conglomerate) and Toyota has enabled her to bring valuable global and regional senior leadership experience and human capital expertise to the Board that assists the Board in overseeing the Company’s human capital management strategies, including relating to talent development, inclusion, and corporate marketing initiatives.
•Transportation Industry, Manufacturing, and Operations Experience: Ms. Newton brings extensive experience in the transportation industry and manufacturing and operations to the Board through her various leadership positions over more than 25 years with Toyota, including Vice President, Strategic Planning and Group Vice President, Social Innovation. While with Toyota, Ms. Newton managed the facilities and transportation purchasing department and directed the procurement of capital equipment, building construction, and logistics services for North America. Ms. Newton also served as general manager of the Team Member Development Center, which managed all engineering and manufacturing staff training and development initiatives in North America. These experiences enable Ms. Newton to provide the Board with valuable industry, manufacturing, and operations expertise that informs the Company’s business strategy and matters relevant to its manufacturing and other operations.
•Risk Management Expertise and Legal, Regulatory & Public Policy Experience: Through her tenure with Toyota, Ms. Newton held leadership roles that included overseeing corporate planning activities, economic forecasting, competitor analysis, and corporate marketing initiatives. Ms. Newton also gained significant experience managing corporate affairs and related risks, including overseeing state and federal legislative and regulatory activity and engagement, in addition to media and community relations. Ms. Newton's experiences provide the Board with a meaningful perspective on the Company’s business strategy, regulatory risk management, and engagement with external stakeholders and constituencies.

Education •B.S., Kettering University

Proxy Statement | 2026 | 19

PROPOSAL 1

D'aun Norman Independent Director Age: 59 Director since 2023 Committees: •Audit (Chair)	Professional Experience •Audit Partner, Ernst & Young LLP (1988 – 2019)

Key Skills & Qualifications
•Public Company Board Experience: As a current director of Garrett Motion, Ms. Norman brings to the Board experience working with senior management and board members on business and corporate governance matters at a global automotive, commercial, industrial, and aftermarket parts supplier, contributing to the Board's effectiveness in overseeing our strong governance practices and alignment with shareholder interests.
•Transportation Industry Experience: Ms. Norman specialized in advising publicly traded, global transportation suppliers and other industrials companies for over 16 years as a partner with Ernst & Young. This extensive experience and deep industry knowledge has enabled Ms. Norman to provide the Board with a unique understanding of the Company’s business and managing the risks and complexities applicable to its global operations.
•Financial and Risk Management Expertise; Legal, Regulatory and Public Policy Experience: For over three decades, Ms. Norman provided assurance and advisory services to large multinational transportation and industrial companies as a senior audit partner at Ernst & Young. Through this experience, Ms. Norman brings significant financial reporting, accounting and controls, business analysis, risk management, and regulatory expertise to the Board, which strengthens the Board's effectiveness in fulfilling its strategic, financial, ethics and compliance, risk, and other oversight responsibilities.

Other Boards •Garrett Motion, Inc. (NASDAQ: GTX) (2021 – Present)

Education
•B.S., Bowling Green State University
•Certified Public Accountant
•NACD Certified Director
•CERT Certificate in Cybersecurity Oversight, Carnegie Mellon University Software Engineering Institute
•EY Executive Education Program, Northwestern University Kellogg School of Management

20 | 2026 | Proxy Statement

PROPOSAL 1

Meggan M. Walsh Independent Director Age: 62 Director since 2024 Committees: •Corporate Governance
Professional Experience
•Senior Portfolio Manager and Head, Dividend Value, Invesco Ltd. (Invesco)
(2000 – 2021)
•Portfolio Manager, Equities, Invesco (1998 – 2000)
•Vice President and Portfolio Manager, Long-Term Fixed Income, Invesco
(1992 – 1998)
•Trader, Short-Term Taxable Fixed Income Securities, Invesco (1991 – 1992)
•Financial Analyst, Nationale Nederlanden, N.A. (1987 – 1991)

Key Skills & Qualifications
•Financial Expertise: Through her role as a Senior Portfolio Manager and Head, Dividend Value with Invesco (global independent investment management firm), Ms. Walsh gained significant experience directing large investments and assessing companies' strategic positioning, capital allocation policies, industry fundamentals, regulatory requirements, and total return potential through extensive financial modeling. Ms. Walsh's skill set also includes mergers and acquisitions analysis and assessing the effectiveness of corporate actions, including restructurings, recapitalizations, and spin-offs. This breadth of experience enables Ms. Walsh to provide the Board with a valuable perspective in overseeing and assessing the Company's capital allocation strategies, strategic growth opportunities, and other corporate actions.
•Investment and Risk Management Experience: Ms. Walsh brings 35 years of investor leadership experience in both fixed income and equity portfolio management to the Board. At Invesco, Ms. Walsh led responsibility for investments and capital allocation across sectors in the Dividend Value team portfolios and assessing and managing risks associated with such portfolios. Team assets she was directly responsible for grew significantly during her tenure, driving higher revenue growth. Ms. Walsh's experience enhances the Board's effectiveness in overseeing the Company's investment, financing, and risk management strategies and practices.
•Investor Perspective; Legal, Regulatory and Public Policy Experience: Ms. Walsh brings an investor perspective to the Board, including a deep understanding of proxy voting standards, benchmarks, and environmental, social, and governance considerations in the investor community. This perspective, combined with her extensive financial and investment expertise, enables Ms. Walsh to contribute to the Board's understanding of investor and other stakeholder expectations surrounding capital allocation, leverage, financial discipline, and environmental, social, and governance topics, among other matters.

Education •M.B.A., Loyola University Maryland •B.S., University of Maryland •Chartered Financial Analyst

Proxy Statement | 2026 | 21

PROPOSAL 1

Roger Wood Independent Director Age: 63 Director since 2023 Committees: •Audit •Compensation (Chair)
Professional Experience
•Co-CEO, Tenneco Inc. (2018 – 2020)
•Chairman & CEO, Fallbrook Technologies Inc. (2018)
•President & CEO, Dana Incorporated (2011 – 2015)
•Executive Vice President & Group President (Engine Group), BorgWarner
(2009 – 2011)
•President (BorgWarner Turbo Systems & BorgWarner Emissions Systems), BorgWarner (2005 – 2009)
•Various positions at BorgWarner (1985 – 2005)

Key Skills & Qualifications
•Senior Leadership and Public Company Board Experience: Mr. Wood’s experience as a CEO of multiple public, multinational manufacturing companies, including Tenneco Inc. (designer, manufacturer and marketer of products for original equipment and aftermarket customers), provides the Board with significant leadership experience and knowledge of global manufacturing, operations, customer solutions, and strategic planning. His current and prior service on the boards of Goodyear Tire, Brunswick, Tenneco, and Dana Holding, also enable him to bring to the Board significant experience working with senior management and board members on business and corporate governance matters at global automotive companies.
•Global Transportation Industry, Manufacturing, and Operations Experience: Through his senior executive positions at Tenneco, Fallbrook Technologies, and Dana Incorporated, Mr. Wood brings extensive knowledge of the transportation industry and related business operations, providing the Board with unique insight into the complexities of the Company’s global operations, technology and innovation initiatives, and strategic growth opportunities.
•Financial Expertise and Risk Management Expertise: Through his various roles as CEO and in other senior leadership positions, Mr. Wood has gained substantial experience overseeing corporate finance, investment, capital allocation, and risk management matters, as well as mergers and acquisitions experience, including most notably Tenneco’s $5.4 billion acquisition of Federal-Mogul LLC (leading global supplier to original equipment manufacturers and the aftermarket), subsequent integration, and ultimate spin-off of Tenneco's $12 billion automotive business. Mr. Wood's experience enhances the Board's effectiveness in overseeing the Company's finance, investment, capital allocation, and risk management strategies and practices.

Other Boards
•The Goodyear Tire & Rubber Company (NASDAQ: GT) (2023 – Present)
•Brunswick Corporation (NYSE: BC) (2012 – Present)
Prior Board Experience
•Tenneco Inc. (previously NYSE: TEN) (2016 – 2018)
•Fallbrook Technologies Inc. (2016 – 2018)
•Dana Holding Corporation (NYSE: DAN) (2011 – 2015)

Education •M.B.A., Syracuse University, Whitman School of Management •B.T., State University College at Buffalo, New York

22 | 2026 | Proxy Statement

CORPORATE GOVERNANCE
Board Leadership Structure

Brady D. Ericson President and Chief Executive Officer
The Company’s current Board leadership structure provides for a Non-Executive Chair of the Board who is appointed by the independent directors of the Board. Rohan S. Weerasinghe has served as the Company’s independent, Non-Executive Chair since the completion of the spin-off from the Company's former parent in July 2023 (the Spin-Off).
The Board believes the current structure of separating the roles of the Chair and CEO takes advantage of the talents of the two leaders, enabling Mr. Ericson to devote his full attention to operating and actively managing the Company as CEO and Mr. Weerasinghe to provide leadership, guidance, and oversight to the Board as Chair. With independent members of the Board serving as chairpersons and members of our Board committees, this leadership structure further enables the Board to provide independent oversight of material risks affecting the Company that are within the purview of such committees, as further described in the Risk Oversight section of this Proxy Statement. Given the dynamic and competitive environment in which the Company operates, the Board may reconsider its leadership structure from time to time based on changes in our circumstances and in the composition of the Board.
The Board does not have a policy on whether the roles of CEO and Chair should be separate and, if they are to be separate, whether the Chair should be selected from the non-employee directors or be an employee of the Company. Pursuant to our Corporate Governance Guidelines, the Board will select its Chair and the Company’s CEO in any way it considers to be in the best interests of the Company and its shareholders. If the Chair is not an independent director, the Board will annually select an independent director who has served as a member of the Board for at least one year to serve as Lead Director of the Board.

Rohan S. Weerasinghe Non-Executive Chair

Our Corporate Governance Guidelines provide that the Non-Executive Chair or Lead Director, as applicable, shall have the following responsibilities:
•providing independent oversight of the Company’s management and affairs on behalf of our shareholders to support the effectiveness and independence of our Board;
•serving as the principal liaison between our management and the independent directors;
•contributing to agenda planning and chairing the executive session of non-employee directors at each regularly scheduled Board meeting (currently the responsibility of Mr. Weerasinghe as Non-Executive Chair);
•facilitating discussion among the independent directors on key issues and concerns outside of Board meetings;
•consulting with the CEO and independent directors regarding Board agenda items;
•approving meeting schedules to assure there is sufficient time for discussion of all agenda items;
•approving information sent to the Board and the agenda and materials for each Board meeting and executive session of the Board’s independent directors;
•presiding over all meetings of the Board;
•authority to call meetings of the independent directors;
•if requested by major shareholders, being available for consultation and direct communication;
•with the Corporate Governance Committee, overseeing the annual CEO, full Board, and individual director evaluation process; and
•other responsibilities that the independent directors as a whole might designate from time to time.

Proxy Statement | 2026 | 23

CORPORATE GOVERNANCE
Board Committees
Our Board has the following three standing Board committees, each of which operates under a written charter that is reviewed on an annual basis and available on our website at investors.phinia.com. Each standing Board committee may form and delegate authority to subcommittees (consisting of one or more members) or Company officers, when appropriate, consistent with applicable laws, regulations, and listing standards.
AUDIT COMMITTEE

Members: D’aun Norman (Chair) Robin Kendrick Roger J. Wood
Eight Meetings Held in 2025
•The Audit Committee consists entirely of independent directors, each of whom meets the independence requirements set forth in the New York Stock Exchange (NYSE) listing standards, SEC rules, including Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the Exchange Act), and our Corporate Governance Guidelines.
•Each member of the Audit Committee is financially literate, and the Board has determined that Ms. Norman qualifies as an “audit committee financial expert” under applicable SEC rules.

The Audit Committee, among other things, is responsible for assisting the Board in overseeing:
•the integrity of the Company’s financial statements;
•the internal control over financial reporting of the Company;
•the qualifications, independence, and performance of the Company’s independent registered public accounting firm;
•the performance of the Company’s internal audit function and internal auditors;
•compliance by the Company with legal and regulatory requirements;
•the Company’s risk management and ethics and compliance programs and practices; and
•the Company’s cybersecurity risks, including the strategies and processes used to assess, identify, manage, and mitigate risks from cybersecurity threats and emerging developments and trends.

COMPENSATION COMMITTEE

Members: Roger J. Wood (Chair) Samuel R. Chapin Latondra Newton
Five Meetings Held in 2025
•The Compensation Committee consists entirely of independent directors, each of whom meets the independence requirements set forth in the NYSE listing standards, SEC rules, and our Corporate Governance Guidelines.

The Compensation Committee, among other things, is responsible for assisting the Board in:
•reviewing and approving the compensation of the CEO and other executive officers;
•reviewing and approving the Company’s plans, policies, and programs for compensating and providing benefits to officers;
•confirming the compensation of executive officers is internally equitable, is externally competitive, motivates executive officers toward the achievement of business objectives and aligns their focus with the long-term interests of Company shareholders;
•administering the Company's equity and cash incentive plans (including reviewing, recommending, and approving equity incentive grants to executive officers); and
•overseeing the Company's reporting, strategies, risks, and opportunities related to human capital management, including with respect to inclusion, total rewards, culture and engagement, learning and development, and health and safety.
See "Compensation Discussion and Analysis" for more information regarding the Compensation Committee's oversight responsibilities and practices, including for purposes of determining executive compensation.

24 | 2026 | Proxy Statement

CORPORATE GOVERNANCE
CORPORATE GOVERNANCE COMMITTEE

Members: Rohan S. Weerasinghe (Chair) Samuel R. Chapin Robin Kendrick Meggan M. Walsh
Four Meetings Held in 2025
•The Corporate Governance Committee consists entirely of independent directors, each of whom meets the independence requirements set forth in the NYSE listing standards, SEC rules, and our Corporate Governance Guidelines.

The Corporate Governance Committee, among other things, is responsible for assisting the Board in:
•recommending the structure of the Board and its committees to best serve the Company’s practices and objectives;
•identifying and recommending qualified candidates for election as directors;
•recommending directors and chairs for each committee for appointment by the Board;
•reviewing and making recommendations to the Board as to the non-employee director compensation program;
•developing, reviewing, and recommending to the Board the Company's Corporate Governance Guidelines and any changes thereto;
•overseeing the Company’s sustainability reporting and strategies, risks, and opportunities related to corporate responsibility and other environmental, social, and governance topics of significance to the Company; and
•leading the Board in its annual review of the performance of the Board, individual non-employee directors, each standing committee, and management, including the CEO.

Director Nomination and Refreshment Process
Qualifications for Director Nominees and Board Member Attributes
The Corporate Governance Committee is responsible for establishing criteria for membership on the Board and its committees, such as depth of experience, balance of business interest and experience, independence, required expertise, and qualifications. We describe the minimum qualifications and attributes included in the Corporate Governance Committee Charter, our skills matrix, and additional considerations used by the Corporate Governance Committee in considering each director nominee and the composition of the Board and its committees in the Board Composition and Qualifications section of this Proxy Statement.
Director Candidate Identification and Evaluation Process
The Corporate Governance Committee accepts candidate recommendations and referrals from a variety of sources, including shareholders, directors, management, and third-party search firms. When identifying candidates for Board membership, the Corporate Governance Committee will include, and will request that any search firm it engages include, a diverse pool of qualified candidates from which director nominees are chosen. The Corporate Governance Committee assesses the effectiveness of this policy as part of its regular review of the Corporate Governance Committee Charter, the annual Board and committee evaluation process, and by monitoring changes in the Board’s composition along a variety of dimensions over time. When engaging a search firm, the Corporate Governance Committee generally provides additional guidance to the search firm as to the skills, experiences, qualifications, and attributes that the Corporate Governance Committee is seeking in potential candidates. The search firm then identifies candidates for the Corporate Governance Committee’s consideration and conducts a preliminary interview of such candidates.

Proxy Statement | 2026 | 25

CORPORATE GOVERNANCE
Included below is an overview of the process the Corporate Governance Committee undertakes when evaluating all director candidates, including those identified by shareholders.
Shareholder Recommendations for Director Nominees
The Corporate Governance Committee will consider candidates for the Board that are recommended by shareholders. Shareholder-recommended candidates, whose nominations comply with the required procedures described in our By-Laws and who meet the criteria referred to in our Corporate Governance Guidelines, will be evaluated by the Corporate Governance Committee in the same manner as the Corporate Governance Committee’s candidates. See "Shareholder Proposals for the 2027 Annual Meeting" in the Annual Meeting and Other Information section of this Proxy Statement for additional information regarding the process for shareholders to recommend director nominees.

26 | 2026 | Proxy Statement

CORPORATE GOVERNANCE
Board Meetings and Attendance
Key Board and Committee Oversight
Our directors serve as representatives for, and are accountable to, the Company’s shareholders. We believe effective Board oversight is critical to the long-term success of the Company and maximizing value for our shareholders.
Strategy and Management
In addition to the specific oversight responsibilities identified below, the Board generally is responsible for providing independent oversight of the Company's management and affairs, including short- and long-term strategic priorities and related planning processes, such as the annual review of the Company's operating budget.
The Board actively engages with members of the Company's Strategy Board, comprised of our CEO and all of his executive-level direct reports, and other senior leaders regarding management's execution and development of key strategies and initiatives across the Company. During 2025, this engagement during Board and committee meetings covered a broad range of topics, including information relating to:

Financial performance and capital allocation, including cash dividends, share repurchases, debt financing, and other liquidity strategies;

Global and regional priorities across our Fuel Systems and Aftermarket businesses, including product line strategies

Key products and solutions, including engineering, technology, and product development opportunities, new and existing customer wins and launches, diversification strategies, investments in alternative fuel and other technologies, and global regulatory impacts

Market, industry, customer, and competitive landscape

Mergers and acquisitions, including strategy and target criteria

Global supply chain risks and strategies

Operational excellence initiatives

Sustainability reporting, strategies, risks, and opportunities, including related to regulatory readiness, corporate governance, human capital management, GHG emissions reductions, and other environmental, social, and governance matters

Technology systems and infrastructure and cybersecurity

Enterprise risk management processes and assessments

Legal matters and global government affairs, policy, and regulatory developments, including relating to trade and tariffs

Investor relations and shareholder engagement

Other key strategies, risks, and opportunities across the Company
The Board and management review the Company’s short- and long-term strategic priorities throughout the year and dedicate time at each Board meeting for appropriate discussion.

Proxy Statement | 2026 | 27

CORPORATE GOVERNANCE
Enterprise Risk
Our Board has primary responsibility for risk oversight, with a focus on the most significant risks facing the Company. The Company’s risk governance is facilitated through a top-down and bottom-up communication structure, with the tone established at the top by Mr. Ericson, our CEO, and the Enterprise Risk Management (ERM) Committee, which is comprised of management from each corporate and regional business function. The ERM Committee discusses and monitors the most significant enterprise and emerging risks in a cross-functional manner and provides periodic updates to the Board. The ERM Committee is tasked with developing risk management processes and facilitating their integration into corporate and regional business functions.
While our Board has ultimate responsibility for oversight of our risk management practices, our Board committees contribute to risk oversight in the manner set forth below.

28 | 2026 | Proxy Statement

CORPORATE GOVERNANCE
Sustainability
The Board is actively engaged with management and other senior leaders in overseeing PHINIA’s key sustainability strategies and initiatives. The Company defines “sustainability” to include corporate responsibility and other environmental, social, and governance topics of significance to the Company, such as: (i) the environmental impacts of our business; (ii) climate change and other environmental impacts to our business, customers, and other stakeholders; (iii) human capital management; (iv) health and safety; (v) ethics and compliance; (vi) supply chain responsibility; and (vii) data protection and cybersecurity.
The Board has delegated various sustainability oversight responsibilities to our Board committees. The Audit Committee oversees: (i) legal and regulatory compliance, including environmental, social, and governance‑related disclosures in the Company’s Annual Report on Form 10‑K; (ii) internal audit activities, including relating to sustainability reporting; and (iii) risk management, ethics and compliance programs, and cybersecurity. The Compensation Committee oversees: (i) the Company’s executive compensation policies and practices and risks related to our compensation philosophy and programs, including validating that incentive structures do not encourage excessive or inappropriate risk‑taking; and (ii) human capital management reporting and related strategies, risks, and opportunities. The Corporate Governance Committee is responsible for overseeing: (i) corporate governance; (ii) sustainability reporting and related strategies, risks, and opportunities; and (iii) management succession planning.
For more information regarding the Company’s sustainability governance structure, including CEO and other management oversight of sustainability strategies, risks, and opportunities, please refer to our second annual Sustainability Report.
Succession Planning
The Board is responsible for planning for the succession of the CEO and other members of management. On at least an annual basis, the Board reviews succession plans and underlying practices for the CEO and the Company's other senior management, including backgrounds, capabilities, and development opportunities for potential successors. At the request of the Non-Executive Chair of the Board, the Corporate Governance Committee will assist the Board with the evaluation and recommendation to the Board of potential successors.
The Board periodically receives from the CEO and evaluates the CEO’s recommendations regarding (i) his successor (including in the event of an emergency), (ii) the development of other senior management, and (iii) the executive management needs of the Company. In the event of an unforeseen loss of the CEO through a succession-related emergency, the Non-Executive Chair of the Board will promptly convene and act as chair at a special meeting of the Board for purposes of determining CEO succession. The Board will determine whether to appoint an internal successor or to conduct an external search for a successor CEO, depending on the circumstances at the time and taking into account any recommendation of the Corporate Governance Committee. If it so determines, the Board may appoint an interim CEO while conducting a search to locate a qualified CEO candidate.
Cybersecurity
As part of our overall risk management program, we assess, identify, and manage material risks from cybersecurity threats through our ERM program and cybersecurity policies, processes, and strategies. The Company generally approaches cybersecurity threats through a cross-functional, multilayered approach, with the goals of: (i) identifying, preventing, and mitigating cybersecurity threats to the Company; (ii) preserving the confidentiality, security, and availability of the information that we collect and store for use in operating our business; (iii) protecting the Company’s intellectual property; (iv) maintaining the confidence of our customers, suppliers, other business partners, and employees; and (v) providing appropriate public disclosure of cybersecurity risks and incidents when required.
The Board, in coordination with the Audit Committee, oversees risks from cybersecurity threats and the Company's processes for assessing and managing cybersecurity risks. The Board receives updates from management regarding cybersecurity risks and the Company's processes in connection with its oversight of the Company’s ERM program and risk management practices, as well as updates regarding the Company's technology systems and infrastructure in connection with its general oversight of the execution and development of key strategies and initiatives. The Audit Committee receives updates from the Company’s Chief Information Officer (CIO), supported by the cybersecurity team, regarding management's monitoring, assessment, and management of such cybersecurity risks, the Company's strategies and processes for prevention, detection, mitigation, and remediation, and recent developments, trends, and the general threat environment. Updates to the Board or Audit Committee occur on at least a quarterly basis.
For further information regarding the Company's cybersecurity risk management, strategy, and governance policies and processes, please refer to Part I, Item 1C. Cybersecurity of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the 2025 Annual Report).

Proxy Statement | 2026 | 29

CORPORATE GOVERNANCE
Corporate Governance Practices and Policies
Governance Documents
Our Corporate Governance Guidelines provide a framework for the effective governance of the Company. The Corporate Governance Guidelines address matters such as the respective roles and responsibilities of the Board and senior management, the Board’s leadership structure, the responsibilities of the Non-Executive Chair or Lead Director, director independence, Board membership criteria, Board committees, and annual evaluations of the full Board, individual non-employee directors, each standing committee, and management, including our CEO. The Corporate Governance Committee reviews the Corporate Governance Guidelines on at least an annual basis and periodically recommends to the Board the adoption of amendments in response to changing regulations, evolving best practices, and engagement with shareholders.
Director Independence
A majority of the Company’s directors must be “independent” pursuant to the listing standards of the NYSE. The Corporate Governance Committee reviews, at least annually, the relationships each director has with the Company and recommends to the Board the independence determination for each director. To be considered independent, the Board must affirmatively determine, based on its annual review, that a director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In each case, the Board broadly considers all relevant facts and circumstances, including the director’s commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, and such other criteria as the Board may determine from time to time. During the Board’s annual review of director independence, the Board also considers transactions, relationships, and arrangements between each director (or an immediate family member of the director) and the Company and our senior management.
The Board has affirmatively determined that each of the current directors (Mses. Newton, Norman, and Walsh and Messrs. Chapin, Kendrick, Weerasinghe, and Wood), other than Mr. Ericson satisfy the independence requirements of the NYSE and are independent. Mr. Ericson is employed by the Company, and therefore does not meet the independence requirements of the NYSE. In making its determination regarding independence, the Board did not find any material relationships that would impair any director’s independence, other than Mr. Ericson’s employment with the Company.
No director or executive officer is related to any other director or executive officer (or to any director or executive officer of any of our subsidiaries) by blood, marriage, or adoption. There are no arrangements or understandings between any of our directors or executive officers or any other person pursuant to which that director or executive officer was elected as a director of the Company or any of our subsidiaries. None of our directors or executive officers is party to, or has any material interests in, any material legal proceedings that are adverse to us or our subsidiaries.
Annual Board Evaluations
The Corporate Governance Committee, with the Non-Executive Chair, oversees evaluations of each of the full Board, individual non-employee directors, each standing committee, and management, including the CEO, at least annually to assess whether the Board, non-employee directors, committees, and management are functioning effectively. The Corporate Governance Committee annually reports to the Board on the assessment results, including group and individual overall effectiveness. The Corporate Governance Committee also annually reviews the form and process for evaluations, which may include consideration of benchmarking information, engagement with advisors, and internal discussion.
For 2025, the evaluation process for the Board and its committees included (i) evaluations completed by Board and committee members that focused on a variety of topics, including composition, leadership, and structure, director education and development, meeting agendas and format, and oversight and responsibilities; (ii) interviews between the Non-Executive Chair and each director; (iii) interviews between each committee chair and each respective committee member; and (iv) executive sessions of the Board and each committee to review feedback received by the Non-Executive Chair and committee chairs. In addition, the Non-Executive Chair gathers feedback from the other non-employee directors throughout the year when meeting in executive session, without the CEO, after each regularly scheduled Board meeting. The process for the CEO included: (i) a self-evaluation by the CEO; (ii) interviews between the Non-Executive Chair and each director and certain of the CEO's direct reports; (iii) an executive session of the Board to review the CEO's self-evaluation and feedback received by the Non-Executive Chair; and (iv) a meeting of the Non-Executive Chair and CEO to review the feedback received during the process. For other members of management, individual performance is evaluated consistent with the process used for the Company's broader employee population, with the results of such evaluations reported by the CEO and CHRO to the Board in executive session.
The Board believes these processes provide ample opportunity to gather feedback and assess the performance and overall effectiveness of the Board, each committee, individual non-employee directors, and management, including the CEO.

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CORPORATE GOVERNANCE
Director Education
Upon joining the Board and throughout their tenure, directors are provided with opportunities to enhance their understanding of the Company, relevant industries, and a variety of topics relevant to the Company's business and directors' oversight responsibilities. These opportunities are provided in connection with, and in addition to, regularly scheduled Board and Committee meetings.

Board Orientation

Upon joining the Board, all directors complete an extensive director orientation program that is designed to acquaint new directors with the Company's business, management team, key functional priorities, and other matters relevant to their role as a director.

Continuing Education

Directors may, with prior approval from the Corporate Governance Committee or its chair, attend certified continuing education programs. The Company will pay the reasonable costs of such programs up to $15,000 per program, per year for each director.

Independent Advisors

On a periodic basis, but no less than annually, the Company will facilitate continuing education sessions during regularly-scheduled Board and committee meetings, including by inviting independent advisors to present on relevant topics.

Site Visits

On an annual basis, the Company invites directors to join management in visiting at least one of its facilities to meet with local management and enhance their understanding of the Company's operations. During 2025, a majority of our directors joined management in visiting our facilities in San Luis Potosi, Mexico.

Industry Events

Board members are encouraged to attend key corporate and industry events. On a periodic basis, the Company provides opportunities for directors to join management at industry events to further their knowledge of the Company, relevant industries, and competitive landscape. During 2025, a majority of our directors joined management in attending AAPEX, the largest annual global aftermarket trade show.

Shareholder Engagement

On a periodic basis, the Company will invite one of its shareholders to provide the Board with an investor perspective on the Company's strategies and performance and an opportunity to engage with the shareholder on matters relevant to their investment in the Company.

Director Term Limits and Retirement Age
Although Board refreshment is an important factor in the Board’s assessment of its composition, it is the Board’s view that the interests of the Company are best served by the Board being able to take advantage of all available talent, and that the Board should not make determinations regarding its membership solely on the basis of age. The Board has adopted a tenure policy that balances these considerations. Our Corporate Governance Guidelines provide that the Board will not nominate for election or re-election any director following the later of the date on which: (a) the director completes his seventh year of service as a member of the Board; or (b) the director turns 75 years of age, unless the Board determines in its sole discretion that it is in the Company’s best interest to allow a specific person to be nominated to serve one or more terms thereafter.
Director Time Commitment (Overboarding) Policy
The Board recognizes that service on other public company boards provides directors valuable experience that benefits the Company. The Board also believes, however, that it is critical that directors dedicate sufficient time to their service on the Board. Directors are expected to advise the Corporate Governance Committee in writing before accepting election or appointment to the board of any public company or privately held commercial enterprise on which they did not serve when appointed to the Board. Pursuant to our Corporate Governance Guidelines, a director must not accept such election or appointment until being advised by the Corporate Governance Committee or its chair that election or appointment to such other board has been approved by the Corporate Governance Committee, or, in the case of a privately held commercial enterprise, has been approved by its chair. This enables the Corporate Governance Committee to assess the impact of the director joining another board based on various factors relevant to the specific situation, including the nature and extent of a director’s other professional obligations and the time commitment required for the new position.

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CORPORATE GOVERNANCE
Our Corporate Governance Guidelines provide that non-employee directors should limit the number of public companies on whose boards they serve to four or fewer, inclusive of the Company's Board. Membership on more than four public company boards by a director of the Company for exceptional reasons requires prior written approval by the Corporate Governance Committee or its chair on the Corporate Governance Committee’s behalf. Our Corporate Governance Guidelines also provide that directors who also serve as chief executive officers, or in other executive officer positions, of public companies, should not serve on more than two public company boards, inclusive of the Company's Board. Membership on more than two public company boards by such persons for exceptional reasons requires prior written approval by the Corporate Governance Committee or its chair on the Corporate Governance Committee’s behalf.
In addition, no director may serve on the audit committee of more than three public companies, inclusive of the Company's Audit Committee.
The Corporate Governance Committee takes into account the nature of and time involved in a director’s service on other boards in evaluating the qualifications of each director nominee. On at least an annual basis in connection with the director nomination process, the Corporate Governance Committee conducts a review of and evaluates directors' compliance with the Company's overboarding policy. All of our current Board members and director nominees are in compliance with the Company’s overboarding policy as of the date of this Proxy Statement.
Director Stock Ownership Policy
Under our Corporate Governance Guidelines, each non-employee director of the Company is expected to own, in shares or other Company securities, an amount equal to 5 times the amount of the annual cash retainer for Board service paid to non-employee directors, within five years of joining the Board.
The following will be taken into consideration in determining whether the non-employee director has satisfied the stock ownership requirement: unvested restricted stock, restricted stock units, and stock units and common stock beneficially owned, directly or indirectly, by the non-employee director and their immediate family members (including shares owned through savings plans and any plan permitting the deferral of all or part of their annual cash retainer). Unexercised stock options, stock appreciation rights, and unvested performance shares will not be counted in considering whether the non-employee director has fulfilled the ownership requirement.
Share prices of all companies are subject to market volatility. The Board believes it would be unfair to require a non-employee director to buy more shares simply because the Company’s stock price drops temporarily. In the event there is a significant decline in the stock price that causes a non-employee director’s holdings to fall below the applicable threshold, the non-employee director will be considered to be in compliance with this requirement if they have ever met the ownership threshold within five years of joining the Board, and will not be required to purchase additional shares to meet the threshold, but such non-employee director shall not sell or transfer any shares until the threshold has again been achieved.
Insider Trading Policy
The Company has adopted an Insider Trading Policy and procedures that govern the purchase, sale, and other dispositions of the Company’s securities by directors, officers, and employees, as well as by the Company itself. We believe that our Insider Trading Policy and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable listing standards. For additional information, see the Insider Trading Policy, which was filed as an exhibit to the 2025 Annual Report.
Related Party Transactions Policy
Our Board has established a written related party transactions policy regarding the review and approval of transactions with related parties. This policy provides that our Corporate Governance Committee is responsible for the review, approval, and oversight of any transaction, arrangement, or relationship, or series of similar transactions, arrangements, or relationships (including any indebtedness or guarantee of indebtedness) in which (i) the Company or any of its subsidiaries was, is, or will be a participant and the amount involved exceeds $120,000, and (ii) any “related party” had, has, or will have a direct or indirect material interest, except those transactions, arrangements, or relationships that would not be required to be disclosed pursuant to Securities and Exchange Commission rules after considering the materiality thresholds and exceptions to disclosure set forth in Item 404 of Regulation S-K. This policy also includes standards for assessing transactions with related parties, which include, but are not limited to: (a) the business purpose of the transaction; (b) whether the transaction is entered into on an arms-length basis on terms fair to the Company; (c) whether the transaction would violate any provisions of the Company’s Code of Ethical Conduct; and (d) whether the transaction would present an improper conflict, considering the size, overall financial position of the related party, direct or indirect nature of the related party’s interest, whether independence would be impaired, and materiality. The Corporate Governance Committee will approve a transaction if the Corporate Governance Committee determines in its business judgment, based on a reasonable review of the available information, that the transaction is fair and reasonable to the Company and consistent with the best

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CORPORATE GOVERNANCE
interests of the Company and its shareholders. In general, “related parties” are (i) our directors, director nominees, and executive officers, (ii) shareholders beneficially owning more than 5% of our outstanding common stock, (iii) immediate family members of the foregoing persons, and (iv) any firm, corporation, or other entity in which such a person is employed or is a partner or principal, or in which such a person has more than a 10% beneficial ownership interest.
The Corporate Governance Committee determined that one transaction met the criteria for disclosure pursuant to the related party transactions policy and applicable SEC rules from January 1, 2025 to the date of this Proxy Statement. Mr. Thomas Gropp, the husband of Chris P. Gropp, the Company’s Vice President and CFO, is employed by the Company. During 2025, he served as a Director in Global Supply Chain Management and earned total compensation in excess of $120,000. Mr. Gropp's compensation is established in accordance with the Company's compensation practices applicable to employees with equivalent qualifications, experience, and responsibilities. Ms. Gropp did not participate in the compensation recommendations and decisions relating to Mr. Gropp. This related party transaction was reviewed and approved in accordance with the related party transactions policy.
Code of Ethical Conduct
The Company maintains a Code of Ethical Conduct that applies to our directors, officers, and employees and is posted on our website at investors.phinia.com. We intend to disclose any waivers from a provision of our Code of Ethical Conduct (or amendments to any provisions thereto that are required to be disclosed pursuant to SEC rules), on our website within four business days following the date of any amendment or waiver.
Compensation Committee Interlocks and Insider Participation
None of our executive officers serve as a member of the board or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity whose executive officers served on our Compensation Committee or our Board.
Governance Materials Available on Our Website
The Company makes available through its website (investors.phinia.com), free of charge, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, all amendments to those reports, and other filings with the SEC, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The Company also makes the following documents available on its website (investors.phinia.com): the Audit Committee Charter; the Compensation Committee Charter; the Corporate Governance Committee Charter; the Company’s Corporate Governance Guidelines; and the Company’s Code of Ethical Conduct. You may also obtain a copy of any of the foregoing documents, free of charge, if you submit a written request to our Secretary, Robert Boyle, at 3000 University Drive, Auburn Hills, Michigan 48326.
Shareholder Communications with the Board
Shareholders and other parties interested in communicating with the Non-Executive Chair or non-employee directors may do so by writing to such director, or the non-employee directors as a group, in care of our Secretary, Robert Boyle, at 3000 University Drive, Auburn Hills, Michigan 48326. Communications addressed to the Board or to a Board member are distributed to the Board or to any individual director or directors, as appropriate, depending upon the facts and circumstances outlined in the communication. The Secretary’s office will submit to the Board or to any individual director or directors all communications received, excluding only those items that are not related to Board duties and responsibilities, such as: junk mail and mass mailings; product complaints and product inquiries; new product or technology suggestions; job inquiries and resumes; advertisements or solicitations; and surveys.

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N0N-EMPLOYEE DIRECTOR COMPENSATION
Overview
The Corporate Governance Committee is responsible for reviewing and making recommendations to the Board regarding the Company's non-employee director compensation program, including deferral programs and retainers, fees, and reimbursable expenses to be paid to non-employee directors for serving on the Board and committees of the Board. The Corporate Governance Committee will consult with the Compensation Committee Chair regarding changes to the non-employee director compensation program. All of our non-employee directors are paid under the same compensation program. Any executive officer of the Company who also serves as a director, such as our CEO, does not receive any additional compensation for serving as a director.
Our non-employee director compensation program is designed to enable the Company to attract and retain competent and qualified non-employee directors by providing compensation that is competitive relative to practices of public companies of similar size and complexity. Our non-employee director compensation program is also designed to address the time, effort, expertise, and accountability required of active Board membership, and align non-employee directors’ interests with those of our shareholders through the equity component of the program.
Annual Cash and Equity Compensation
In connection with their service to the Company, our non-employee directors receive an annual cash retainer and an annual equity grant. In addition, our Board Chair receives a cash premium for his leadership role on the Board, and all committee members receive annual cash retainers for each committee on which they serve, with committee chairs receiving slightly higher retainers for their leadership roles. Non-employee directors may elect to defer all or a portion of their annual cash retainer(s) and equity grant pursuant to the Company’s Deferral Program (as defined and further described below). All non-employee directors also are reimbursed for out-of-pocket expenses in connection with their Board service. Any non-employee director that is elected by the Board to become a director outside of an annual meeting of shareholders will receive an annual cash retainer and annual equity grant pro-rated for the service provided from their applicable start date until the next annual meeting of shareholders.
The table below sets forth the annual cash and equity compensation components for non-employee directors for the 2025-2026 Board year, which began on the date of the Company's 2025 annual meeting of shareholders.

Element	Value

Board Cash Retainer(1)	$100,000

Board Non-Executive Chair Cash Premium(1)	$100,000

Board Equity Grant(2)	$140,000

Committee Retainer(1)	Value
	Chair	Member

Audit	$25,000	$7,500

Compensation	$17,500	$7,500

Corporate Governance	$15,000	$5,000

(1)Cash retainers are paid quarterly in arrears and prorated for partial years of service.
(2)Equity awards are granted in the form of restricted stock (except to the extent any such grant is deferred pursuant to the Deferral Program) and generally vest after one year, subject to the non-employee director’s continued service through such date. One share of restricted stock is equivalent in value to one share of the Company’s common stock. The Board Equity Grant for the 2025-2026 Board Year will vest on May 22, 2026, subject to the non-employee director’s continued service through such date.

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N0N-EMPLOYEE DIRECTOR COMPENSATION
Consistent with its charter, the Corporate Governance Committee periodically reviews the non-employee director compensation program and makes recommendations to the Board as it deems appropriate. During 2025, Pearl Meyer & Partners, LLC (Pearl Meyer), the independent compensation consultant engaged by the Compensation Committee, prepared a comparative market analysis that indicated the Company's total non-employee director compensation and total Board Chair compensation values fell below our compensation peer group median. Based on this analysis and in consultation with the Compensation Committee Chair, management and the Corporate Governance Committee recommended and the Board approved the following changes to the non-employee director compensation program, effective as of the date of the Annual Meeting, to better align with the peer group median: (i) an increase in the value of the annual equity grant made to each non-employee director from $140,000 to $160,000; and (ii) an increase in the Board Non-Executive Chair cash premium from $100,000 to $115,000.
Director Deferred Compensation Program
Under our PHINIA Inc. Director Deferred Compensation Program (the Deferral Program), each non-employee director may annually elect one of the following deferral alternatives:
•Annual Cash Compensation: 50% or 100% of the non-employee director’s cash compensation for a Board year to be paid in the form of PHINIA restricted stock units (RSUs).
•Annual Equity Compensation: 50% or 100% of the non-employee director’s Board equity grant (otherwise payable in restricted stock) to be issued in the form of RSUs covering an equivalent number of shares.
In each case, RSUs will be granted under the PHINIA Inc. 2023 Stock Incentive Plan at the same time as the Board equity grant and generally will vest after one year subject to the non-employee director’s continued service through such date. One RSU is equivalent in value to one share of the Company’s common stock. RSUs will not be settled in shares of the Company’s common stock until after a director’s termination of service on the Board.
2025 Director Compensation
The following table sets forth the total compensation of the Company’s non-employee directors for the year ended December 31, 2025.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)	Total ($)

Samuel R. Chapin	112,500	140,010	0	252,510

Robin Kendrick	112,500	140,010	0	252,510

Latondra Newton	107,500	140,010	0	247,510

D’aun Norman	125,000	140,010	0	265,010

Meggan M. Walsh	105,000	140,010	0	245,010

Rohan S. Weerasinghe	215,000	140,010	0	355,010

Roger J. Wood	125,000	140,010	0	265,010

(1)Mr. Ericson is a member of the Board and President and CEO of the Company, and his compensation for fiscal year 2025 is reported in the Summary Compensation Table and other tables and sections of this Proxy Statement. Mr. Ericson did not receive any additional compensation for his service on the Board.
(2)This column reflects the cash retainers earned by non-employee directors for Board and committee service to the Company from January 1, 2025 through December 31, 2025, whether or not such fees were deferred. Messrs. Kendrick and Weerasinghe each deferred a portion of their cash retainers into RSUs in the amounts of $34,461 and $131,717, respectively.
(3)This column reflects the aggregate grant date fair value, determined in accordance with the Financial Accounting Standard Board’s Accounting Standards Codification 718, Compensation—Stock Compensation (ASC Topic 718), excluding the effect of estimated forfeitures, of the annual Board equity grants made by the Company on May 21, 2025, which were comprised of (i) restricted stock for Messrs. Chapin and Wood and Mses. Norman and Walsh) and (ii) pursuant to the Deferral Program, RSUs for Messrs. Kendrick and Weerasinghe and Ms. Newton. A discussion of the relevant assumptions is set forth in Note 18 to the Consolidated Financial Statements in Part II, Item 8 of the 2025 Annual Report. As of December 31, 2025, each of Messrs. Chapin and Wood and Mses. Norman and Walsh held 3,351 shares of unvested restricted stock, and Messrs. Kendrick and Weerasinghe and Ms. Newton held 4,702, 8,510, and 3,351 unvested RSUs, respectively.

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In accordance with the requirements of Section 14A of the Exchange Act, PHINIA is requesting that our shareholders vote, on an advisory basis, to approve the compensation of our named executive officers, as discussed in the Compensation Discussion and Analysis and the compensation tables and accompanying narrative disclosure included in this Proxy Statement. This advisory vote is commonly referred to as a “say-on-pay” vote. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our executive compensation program and practices described in this Proxy Statement.
At our 2024 annual meeting of shareholders (2024 Annual Meeting), we held an advisory say-on-pay frequency vote and shareholders voted in favor of holding the advisory say-on-pay vote on an annual basis. Following the 2024 Annual Meeting and based on this shareholder vote, the Board determined that the Company would hold the say-on-pay vote on an annual basis until the next advisory vote on say-on-pay frequency at the 2030 annual meeting of shareholders. Following this say-on-pay vote at the 2026 Annual Meeting, the next say-on-pay vote will occur at the 2027 annual meeting of shareholders.
Although the advisory say-on-pay vote is not binding, the Board and Compensation Committee highly value the opinions of our shareholders. The result of this vote will provide information to the Compensation Committee about our shareholders’ views of our executive compensation program, which the Compensation Committee will be able to consider in the future when making executive compensation decisions.
Our executive compensation programs are designed to be consistent with our compensation philosophy to pay for performance, align the interests of our executives with those of shareholders, and pay competitively. The Compensation Committee closely monitors our compensation program and pay levels of executives from other similarly-situated companies, and maintains a high level of oversight over our executive compensation program.
For the reasons expressed above and in the Compensation Discussion and Analysis, the Compensation Committee and the Board believe that our compensation policies and programs are aligned with the interests of our shareholders and designed to reward performance and pay competitively.
The Board recommends that shareholders vote FOR the following resolution:
“RESOLVED, that the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the executive compensation tables and the narrative discussion, is approved.”

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (CD&A) describes PHINIA’s executive compensation philosophy, objectives, and programs applicable to the following NEOs for 2025.

Brady D. Ericson President and Chief Executive Officer	Chris P. Gropp Senior Vice President and Chief Financial Officer	Robert Boyle Senior Vice President, General Counsel and Secretary	Alisa Di Beasi Senior Vice President and Chief Human Resource Officer	Pedro Abreu Vice President and Chief Strategy Officer

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EXECUTIVE COMPENSATION
Executive Summary
Introduction
This CD&A describes the Company's executive compensation policies and practices and the material components of compensation awarded to, or earned by, each of the Company's NEOs during 2025. This CD&A also describes the processes of the Compensation Committee of the Board (for purposes of this CD&A, the Committee) for making pay decisions, as well as its rationale for specific decisions related to 2025 compensation for our NEOs. With respect to 2025 compensation, the Committee has undertaken the following key actions:
•Approved the overall design of our 2025 annual and long-term incentive compensation programs for the Company's executive officers, which design supports the Company’s compensation philosophy and objectives, including aligning the interests of our executive officers with the long-term interests of our shareholders:
◦annual cash incentive compensation awards that may be earned based on the Company’s achievement of two equally-weighted financial performance measures: economic value added (EVA) and adjusted free cash flow (Adjusted Free Cash Flow); and
◦long-term equity incentive compensation awards consisting of:
▪performance stock units (PSUs) (weighted 70%, an increase from 60% in 2024 to align with the Company's continued focus on achievement of longer-term financial goals and delivery of long-term shareholder value), with a three-year performance period (2025-2027) and earned PSUs generally vesting based on the Company’s total shareholder return compared to that of a comparator group of peer companies (relative TSR, or rTSR); and
▪time-based restricted stock (RSAs) (weighted 30%, compared to 40% in 2024), which vest ratably in equal annual installments over a three-year period.
•Conducted an assessment of risk associated with our executive and broader employee compensation policies and programs.
•Engaged an independent compensation consultant and, with their input, reviewed and constructed a peer group of companies to provide comparative executive compensation benchmarking data.
•Conducted a review and market analysis of each component of the total compensation arrangements of the NEOs and, based on that review:
◦adopted target total direct compensation levels (i.e., base salary, target annual cash incentive compensation and target long-term incentive compensation) emphasizing at-risk pay, aligned with our pay-for-performance philosophy; and
◦provided NEOs cash and equity compensation components designed to incentivize achievement of financial goals, supporting our vision for long-term value creation and the long-term interests of our business and shareholders.
•Satisfied responsibilities of the Committee as outlined in the Committee's Charter, exercising appropriate due diligence and governance associated with the Company's executive compensation program.
The Committee will continue to consider our executive compensation policies and practices in the context of our business performance and needs on a going-forward basis.
2025 Performance Highlights
Adjusted Free Cash Flow, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP measures. See Annex A for definitions and reconciliations to their most directly comparable financial measures as reported under GAAP.

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EXECUTIVE COMPENSATION
Compensation Philosophy and Objectives
Attracting, engaging, motivating, retaining, and developing a highly skilled workforce – at all levels within our organization – is a top priority at PHINIA. Informed in large part by the results of comprehensive analyses and input from external experts and our independent compensation consultant, we design our compensation programs to support our business strategy, pay-for-performance philosophy, and competitive pay practices. Through this work, we make data-driven decisions about each employee’s compensation in the context of their role at the Company, experience, geography, and performance. When necessary, we make adjustments to better align pay with external market practices or internal equity considerations.
Through our executive compensation program, we aim to achieve the following objectives.
•Align the interests of our executives with the long-term interests of our business, shareholders, and employees.
•Motivate exceptional performance through metrics that support our long-term growth strategies and create shareholder value.
•Attract, develop, motivate, and retain top global talent.
•Pay competitively across salary grades in all regions of the world.
•Mitigate excessive risk-taking.
•Reflect the input of our shareholders.
Pay Mix and Principal Compensation Components
The principal components of executive compensation listed below, including the significant percentage of compensation opportunity that is at-risk and tied to Company performance, support our compensation philosophy and objectives. We review each component annually and adjust when appropriate, including to more closely align with median market levels (50th percentile of our compensation peer group). Total target compensation may be below or above the median considering an executive's scope of responsibilities and experience, development opportunities, changes in responsibilities, and individual performance. For 2025, 86% of target total direct compensation for our CEO and an average of 66% for our other NEOs, respectively, was at-risk and tied to Company performance.

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EXECUTIVE COMPENSATION
The table below presents the principal components of the Company's 2025 compensation program, each of which was applicable to all NEOs during 2025.

Pay Component	Payment Method	Performance or Service Condition	Objectives

BASE SALARY	•Cash	•Active employment
•Provide market-competitive, fixed level of compensation commensurate with executives' scope of responsibilities, relative to the labor market for talent relevant to our business and compensation peer group

ANNUAL CASH INCENTIVE	•Cash	•Achievement of two equally-weighted financial performance measures: EVA and Adjusted Free Cash Flow	•Focus executives on achieving annual financial performance goals, while driving long-term shareholder value

LONG-TERM EQUITY INCENTIVE	•Equity - PSUs (70%)
•PSUs for the performance period (2025-2027) vest, if earned, following Committee approval in the first quarter 2028 of the achievement level of the performance goals established in early 2025, subject to continued employment through the end of the performance period
•Focus executives on achieving longer-term financial goals, while driving long-term shareholder value

•Company TSR performance compared to that of a comparator group of peer companies, with payout limited to the target performance level if Company TSR is negative

	•Equity - RSAs (30%)	•RSAs vest in three equal installments (February 28, 2026, February 28, 2027 and February 28, 2028), subject to continued employment through the applicable vesting dates	•Further align NEOs' interests with those of the Company's shareholders

During 2025, our NEOs also received benefits that are commensurate with those available to other similarly-situated salaried employees, including health and welfare and retirement benefits. As executive officers of the Company, our NEOs also received limited cash allowances, as described in this CD&A under "Other Executive Compensation Practices and Policies—Limited Cash Allowances."

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EXECUTIVE COMPENSATION
Compensation Practices
Our executive compensation program demonstrates our commitment to sound compensation governance principles. The following table highlights some of the practices we have adopted, and the practices we have avoided, to maintain this commitment.

What We Do

Pay-for-performance compensation philosophy
Significant portion of executive pay is performance-based and at-risk
Incentive compensation earned based on the achievement of key financial performance measures, including EVA, Adjusted Free Cash Flow, and rTSR
Align long-term objectives with shareholder value creation
Utilize market compensation data, and benchmark against a peer group of companies
Compensation Committee solely comprised of independent directors
Engage independent compensation consultant, reporting directly to Compensation Committee
Conduct an annual compensation review and risk assessment
Maintain a balanced compensation structure, consisting of fixed and variable pay, short- and long-term time horizons, and cash and equity components
Include double-trigger change of control provisions in equity award terms
Require a minimum one-year vesting period for equity awards
Use shareholder engagement and business objectives to inform compensation program
Utilize rigorous goal setting process
Maintain Clawback Policy that empowers PHINIA to recover certain incentive compensation erroneously awarded
Require robust executive stock ownership

What We Don’t Do

We do not provide excessive severance benefits
We do not provide excessive executive personal benefits
We do not provide tax gross-ups to NEOs, except in limited circumstances relating to international assignments
We do not pay current dividends or dividend equivalents on unvested awards; dividend equivalents vest only when, if, and to the extent that the underlying awards vest
We do not provide single-trigger change of control benefits except if awards are not assumed by the acquiror
We do not permit pledging of our stock by directors or executive officers
We do not permit short sales, put options, call options, or other market-offered derivative and hedging transactions involving our stock
We do not encourage excessive or unnecessary risk-taking through our compensation policies

Say-On-Pay Vote
At our 2025 Annual Meeting, approximately 93% of the votes cast with respect to our say-on-pay proposal approved the compensation of our NEOs. The Committee believes the results of this advisory vote on executive compensation is reflective of shareholder support of the Company's executive compensation program and compensation paid to our NEOs.
The Committee will continue to consider shareholder input, including results from future shareholder advisory say-on-pay votes and feedback received through engagement with shareholders, as it evaluates the design of our executive compensation programs and specific compensation decisions for executive officers in the future.

Proxy Statement | 2026 | 41

EXECUTIVE COMPENSATION
Decision-Making and Oversight
Decisions impacting 2025 NEO compensation were made by the Committee and align with our compensation philosophy, policies, and practices.

42 | 2026 | Proxy Statement

EXECUTIVE COMPENSATION

Proxy Statement | 2026 | 43

EXECUTIVE COMPENSATION
NEO Compensation
Base Salary
In establishing base salaries for our executive officers, the Committee considers the scope of each executive’s responsibilities and individual experiences, the time period serving in the executive officer role, development opportunities, changes in responsibilities, internal equity, and individual and business performance, with reference to market and, specifically, to Peer Group data. When considering market competitive base salaries, the Committee targets median market levels among its Peer Group. Base salaries may, however, be reasonably below or above the median of the Peer Group considering the other factors described above.
With the input of Pearl Meyer, the Committee conducted a review of the compensation of our NEOs relative to our Peer Group and other appropriate market data. Based on such review, the Committee approved 2025 base salaries for our NEOs effective April 1, 2025, as set forth in the table below. Base salaries for our NEOs increased between 9% and 20% as compared to 2024, informed by market compensation data from our Peer Group and published surveys, with the aim of moving compensation levels closer to Peer Group median levels, reflecting individual and business performance, individual responsibilities, internal equity, and retaining executive talent.

Name	Annual Base Salary As of December 31, 2024	Annual Base Salary As of April 1, 2025

Brady D. Ericson	$1,000,000	$1,200,000

Chris P. Gropp	$535,000	$590,000

Robert Boyle	$434,500	$475,000

Alisa Di Beasi	$408,250	$450,000

Pedro Abreu	$350,000	$400,000

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EXECUTIVE COMPENSATION
Annual Cash Incentive
The Committee previously approved and implemented the PHINIA Inc. Management Incentive Bonus Plan (PHINIA MIP), a cash-based, annual incentive plan intended to assist the Company in attracting and retaining highly qualified employees and to focus executives on achieving annual financial goals that are designed to drive long-term shareholder value. At the beginning of 2025, the Committee approved annual cash incentives for our NEOs under the PHINIA MIP that may be earned based on the Company's achievement of two equally-weighted financial performance measures specific to PHINIA: EVA and Adjusted Free Cash Flow.
The Committee approved EVA and Adjusted Free Cash Flow because they are key measures used by management for, among other matters, considering the Company’s cost of capital in connection with investment decisions and with actions aimed at creating long-term shareholder value. Additionally, we believe EVA is reflective of true economic profit attained beyond accounting profits, and incentivizes true value creation for shareholders, including having a positive correlation to share price. EVA and Adjusted Free Cash Flow are non-GAAP measures. See Annex A for definitions and reconciliations to their most directly comparable financial measures as reported under GAAP.
The payout range of the 2025 annual cash incentives was 0% to 200%, with 50% payout at threshold achievement and 200% payout at maximum achievement for each metric. The Committee reserved discretion to adjust final 2025 annual incentive payouts by up to 10% (positive or negative) based on the Committee’s evaluation of the Company’s performance against its strategic goals (with total payout for each NEO capped at 200% of their respective target bonus opportunity).
The Committee believes the design of the 2025 annual cash incentive program is appropriate for our NEOs because it is aligned with:
•PHINIA's executive compensation philosophy and business objectives;
•annual cash incentives to PHINIA-specific 2025 performance; and
•NEOs' interests with Company business goals and strategies and the interests of the Company's shareholders.
In connection with approving the 2025 annual incentive program under the PHINIA MIP, the Committee approved the following 2025 target annual incentive opportunities for our NEOs.

Name	Target Annual Incentive Opportunity (% of base salary)	Target Annual Incentive Opportunity ($)

Brady D. Ericson	140%	$1,680,000

Chris P. Gropp	75%	$442,500

Robert Boyle	65%	$308,750

Alisa Di Beasi	65%	$292,500

Pedro Abreu	50%	$200,000

Goal Setting and Performance Levels
The following describes the PHINIA MIP goal-setting process and specific criteria for establishing 2025 performance levels:
•The Committee establishes threshold, target, and maximum performance goals for the Company at the beginning of the fiscal year after considering industry conditions, the broader economic environment, and the Company's current guidance and past performance with respect to operating income and cash flow generation from operating activities. Additionally, significant consideration is given to establishing performance goals that, when considering the combination of financial performance measures utilized and total estimated incentive payouts associated with eligible management employees (including our NEOs) at each performance goal achievement level, delivers appropriate value-sharing between management and shareholders.

Proxy Statement | 2026 | 45

EXECUTIVE COMPENSATION
•For 2025, the target performance level for EVA was established at a level requiring year-over-year EVA improvement. The Committee has discretion to adjust EVA results for non-comparable items or items not reflective of the Company’s operations, such as M&A results, and the Committee is authorized to reduce actual payouts at its discretion.
•For 2025, the target performance level for Adjusted Free Cash Flow was established at the midpoint of the Company's guidance range for the year, with the maximum performance level set at the high end of that range.
Based on the above process and criteria, the 2025 performance metrics, targets and weightings, as approved by the Committee, were as follows (with straight line interpolation between performance levels).

		Performance Level
Performance Metric(1)	Weight	Threshold (50% payout)		Target (100% payout)		Maximum (200% payout)

EVA	50%	$37.84	M	$43.40	M	$48.96	M

Adjusted Free Cash Flow	50%	$160	M	$180	M	$200	M

(1)EVA and Adjusted Free Cash Flow are non-GAAP measures. See Annex A for definitions and reconciliations to their most directly comparable financial measures as reported under GAAP.
2025 Performance and Payout Determinations
In February 2026, the Committee validated 2025 achievement of the pre-established EVA and Adjusted Free Cash Flow measures against approved performance levels. The following table details the 2025 results achieved.

	Performance Level
Performance Metric	Threshold (50% payout)		Target (100% payout)		Maximum (200% payout)		Actual Results(1)

EVA	$37.84	M	$43.40	M	$48.96	M	$43.03	M

Adjusted Free Cash Flow	$160	M	$180	M	$200	M	$212	M

(1)EVA and Adjusted Free Cash Flow are non-GAAP measures. See Annex A for definitions and reconciliations to their most directly comparable financial measures as reported under GAAP.
In conjunction with the above demonstrated achievement of the pre-established EVA and Adjusted Free Cash Flow measures against approved performance levels, in February 2026, the Committee approved the annual cash incentive amounts earned by our NEOs for 2025. The following table details 2025 annual cash incentive amounts earned:

Name	Payout as a % of Target Based on Actual EVA Performance	Payout as a % of Target Based on Actual Adjusted Free Cash Flow Performance	Payout as a % of Target Based on Overall Performance	Annual Incentive Payout(1)

Brady D. Ericson	96.7%	200%	148.3%	$2,491,440

Chris P. Gropp	96.7%	200%	148.3%	$656,228

Robert Boyle	96.7%	200%	148.3%	$457,876

Alisa Di Beasi	96.7%	200%	148.3%	$433,778

Pedro Abreu	96.7%	200%	148.3%	$296,600

(1)Final actual incentive payout amounts, as approved by the Committee, were determined based upon actual performance against EVA and Adjusted Free Cash Flow for 2025, with no application of Committee discretion to modify payouts as permitted under the approved 2025 annual cash incentive program.

46 | 2026 | Proxy Statement

EXECUTIVE COMPENSATION
Long-Term Equity Incentives
The PHINIA Inc. 2023 Stock Incentive Plan (the Stock Incentive Plan) authorizes the Committee to award stock appreciation rights, stock options, restricted stock, stock units, performance units, cash incentive awards, and certain other types of awards to our key employees and directors. The general practice of the Committee is to grant incentive awards, including equity-based incentive awards, during the first quarter of the calendar year so that all components of executive compensation can be considered in a coordinated and comprehensive manner.
The Committee approved the grant of 2025 LTI awards to each of the Company’s executive officers, including the NEOs, in February 2025 (the 2025 LTI Awards). The target 2025 LTI Awards for the Company’s NEOs consist of grants of PSUs (weighted 70%) and time-based RSAs (weighted 30%) awarded under the Stock Incentive Plan.
The Committee determined to increase the weighting of PSUs from 2024 (60%) to 2025 (70%), reflective of the continued focus on achievement of longer-term financial goals and delivery of long-term shareholder value.
The table below sets forth the target dollar values for the 2025 LTI Awards granted to each of the NEOs, as well as the number of PSUs and RSAs awarded.

		Number of Awards Granted in 2025(1)
Name	2025 LTI Award Value at Target	PSUs at Target	RSAs at Target

Brady D. Ericson	$5,500,000	76,162	32,641

Chris P. Gropp	$1,100,000	15,232	6,528

Robert Boyle	$550,000	7,616	3,264

Alisa Di Beasi	$475,000	6,578	2,819

Pedro Abreu	$350,000	4,847	2,077

(1)     The Company’s 20-day average closing stock price per share as of the fifth trading day prior to the date of grant ($50.55) was used to convert target 2025 LTI Award values to RSAs and PSUs (at target). The closing stock price per share on the grant date used for accounting values in the Summary Compensation Table was $50.13.
Performance Stock Units
PSUs granted in 2025 have a cumulative three-year performance period (2025-2027). Earned PSUs will vest based on the Company’s rTSR performance, as outlined below (with straight-line interpolation between performance levels). The payout is limited to the target performance level if the Company’s absolute TSR is negative. The vesting of the PSUs is conditioned on the NEO’s continued service with the Company through the end of the performance period and is further subject to the terms and conditions of the Stock Incentive Plan and the applicable award agreements.

Performance Level	Company's rTSR Percentile Rank	Percentage of Target PSUs Earned

Maximum	75th and Above	200%

Target	50th	100%

Threshold	25th	50%

Below Threshold	Below 25th	0%

The Committee believes the PSUs are well-aligned to market and Peer Group prevalence, align the interests of our NEOs with those of our shareholders, and further emphasize the importance of our long-term performance and value creation. All 2025 PSU awards will be settled in shares of Company common stock.

Proxy Statement | 2026 | 47

EXECUTIVE COMPENSATION
As described above, the Peer Group was reviewed in February 2025, including to inform the rTSR metric for the 2025 PSU awards. As part of this review, the Committee made changes to the Peer Group, including to remove companies whose revenues or market capitalization were significantly above or below the Peer Group median, better align the comparator group of peer companies with the Company from a size and business perspective, and demonstrate responsiveness to the changing landscape within the industry. The Committee and management worked with Pearl Meyer to review and approve the following comparator group of peer companies:

Allison Transmission Holdings, Inc.	Dorman Products, Inc.	Modine Manufacturing Company
Atmus Filtration Technologies Inc.	Federal Signal Corporation	Oshkosh Corporation
Autoliv, Inc.	Fox Factory Holding Corp.	Sensata Technologies Holding plc
Dana Incorporated	Garrett Motion Inc.	Standard Motor Products, Inc.
Dauch Corporation	Gentex Corporation	The Timken Company
Donaldson Company, Inc.	LCI Industries	Visteon Corporation

The Committee and management believe that the above comparator group of peer companies used for the rTSR metric for the 2025 PSU awards: (i) consists of business-relevant peers whose stock prices exhibit similar market correlations, supporting meaningful and objective comparisons of shareholder returns; (ii) was designed to remain robust throughout the multi-year performance period, including maintaining integrity in the event of merger or acquisition activity among comparator companies; and (iii) while largely comprised of similar companies included in the compensation benchmarking Peer Group, was developed with less emphasis on Company size, as relative performance assessment is not as tightly linked to size as market pay levels.
Time-Based Restricted Stock
RSAs granted in 2025 will vest ratably in three equal installments on February 28, 2026, February 28, 2027, and February 28, 2028. The vesting of RSAs is conditioned on the NEO’s continued service with the Company through the applicable vesting dates and is further subject to the terms and conditions of the Stock Incentive Plan and the applicable award agreements.
The Committee believes that the use of RSAs as a component of compensation is well-aligned with Peer Group practice, helps retain skilled executives, and aligns the interests of our executives with those of our shareholders, as the value of RSAs is directly linked to the price of the Company's common stock. All 2025 grants of RSAs to the NEOs will be settled in shares of Company common stock.

48 | 2026 | Proxy Statement

EXECUTIVE COMPENSATION
Other Executive Compensation Practices and Policies
Executive Stock Ownership Policy
To promote PHINIA share ownership and to align the interests of management and those of our shareholders, we have established an Executive Stock Ownership Policy that requires our executive officers, including our NEOs, to hold a significant and sustained long-term personal financial interest in the Company.

CEO	■■■■■■ 6x base salary
CFO	■■■ 3x base salary
Other NEOs and Executive Officers	■■ 2x base salary
Our executive officers must satisfy their ownership requirement within the five years following their initial appointment to their respective positions. The following will be taken into consideration in determining whether the executive officer has satisfied the stock ownership requirement: unvested RSAs and restricted stock units (RSUs) and common stock beneficially owned, directly or indirectly, by the executive or their immediate family members (including stock held in a trust account or retirement plan account). Unexercised stock options, stock appreciation rights, and unvested performance-based equity awards (including PSUs) will not count towards fulfilling the ownership requirements.
Officers who have not yet fulfilled their ownership requirement must hold at least 50% of the net after-tax amounts of any performance-based equity awards (including PSUs), RSAs and RSUs that become vested until their ownership requirement is met. The Committee annually reviews stock ownership levels for our CEO and all other executive officers to confirm their compliance with this policy. Each of our NEOs is in compliance with our Executive Stock Ownership Policy.
Compensation Recovery Policy
As required by NYSE listing standards, our Board adopted the PHINIA Inc. Compensation Recovery Policy (Clawback Policy), which requires recovery of certain erroneously awarded incentive-based compensation received by our executive officers in the event of an accounting restatement. Certain incentive-based compensation received by the executive during the three completed fiscal years preceding the date the Company is required to prepare an accounting restatement will be subject to reduction or reimbursement to the Company as provided pursuant to the terms of the Clawback Policy.
Equity Grant Practices
The Company generally grants annual equity awards in the first quarter of each year, following approval by the Committee. The Committee and the Board do not take into account material non-public information when determining the timing or terms of equity awards or the value of executive compensation. In 2025, we did not grant stock options, stock appreciation rights, or similar option-like awards to our NEOs.
Restrictions on Short Sales, Hedging, and Pledging of Stock
Generally, our Insider Trading Policy prohibits our directors and employees from: (i) engaging in any transaction involving derivative securities that are not issued by the Company, including a publicly traded put option, call option, or swap relating to PHINIA securities; (ii) selling any PHINIA securities they do not own (i.e., “selling short”); and (iii) engaging in hedging or monetization transactions, such as collars or forward sale contracts. In addition, directors and designated Section 16 executive officers may not: (i) enter into any transactions that result in pledging or using PHINIA securities as collateral to secure personal loans or other obligations; or (ii) hold PHINIA securities in margin accounts, except for extraordinary reasons and after an exception is granted by the General Counsel and Committee Chair.
Executive Benefits and Retirement Plan
Our NEOs are eligible to participate in employee benefit plans on the same basis as other similarly-situated salaried employees, such as: medical, dental, and vision care plans; flexible spending accounts; health savings accounts; life, accidental death and dismemberment, and disability insurance; employee assistance programs; lifestyle spending accounts; and a defined contribution retirement plan, including a 401(k) plan. In 2025, our eligible employees (including our NEOs) participated in the PHINIA Inc. Retirement Savings Plan (PHINIA Retirement Savings Plan), which provides participants with a variety of salary deferral contribution alternatives, as well as market-competitive, employer-provided retirement contributions and matching contributions.

Proxy Statement | 2026 | 49

EXECUTIVE COMPENSATION
Our U.S.-based executives, including our NEOs, who exceed the limits under the tax-qualified PHINIA Retirement Savings Plan are also eligible to participate in an excess plan. Effective January 1, 2024, PHINIA established the PHINIA Inc. Amended and Restated Retirement Savings Excess Benefit Plan (PHINIA Excess Plan), an unfunded, non-qualified retirement plan. The PHINIA Excess Plan is intended to keep certain highly compensated U.S. employees whole regarding Company contributions that are otherwise limited under the PHINIA Retirement Savings Plan by provisions in the Internal Revenue Code.
All of our NEOs received Company contributions under the PHINIA Excess Plan in 2025. For further detail, refer to the Non-Qualified Deferred Compensation Table.
Effective January 1, 2025, all of our U.S.-based employees, including our NEOs, became eligible to participate in a Lifestyle Spending Account (LSA), implemented as part of the Company's commitment to supporting the overall well-being of our employees. The LSA is designed to empower employees with the flexibility to tailor their employee benefits to their individual needs and preferences through the reimbursement of incurred costs associated with a broad range of physical, financial, and emotional wellness expenses. Any reimbursement of expenses through the LSA is made through payroll on an after-tax basis, subject to all applicable payroll tax withholdings, and is limited to a maximum of $500 annually.
Limited Cash Allowances
We provide limited taxable annual cash allowances to our NEOs ($50,000 for our CEO, $35,000 for our CFO, and $25,000 for each of our other NEOs) that may be used for the purchase of executive benefits in their discretion. We did not provide tax gross-ups on executive benefits for any of our NEOs in 2025, and generally do not provide tax gross-ups on executive benefits for any of our other executive officers, except in limited circumstances relating to international assignments.
Change of Control and Severance Plans and Agreements
We have Change of Control Employment Agreements (as currently in effect, the CoC Agreements) with each of our NEOs and certain other executives. In establishing the CoC Agreements, our Board determined that it is in the best interests of the Company and our shareholders to: (i) maintain NEOs’ continued dedication in the event of either a contemplated or actual change of control; and (ii) provide two years of compensation to NEOs terminated in connection with a change of control so as to focus their attention on executing the transaction rather than their personal circumstances affected by a change of control (including in the event of their termination of employment without cause or for good reason in connection with a change of control). A description of such compensation and severance payments and benefits is described in this Proxy Statement under Potential Payments Upon Termination or Change of Control.
The CoC Agreements: (i) do not provide for excise tax gross-up provisions; (ii) allow a portion of any benefit received in connection with a change of control to be attributable to a non-compete agreement to reduce the potential for the excise tax; and (iii) require an executive to forego a portion of change of control payments that could otherwise trigger excise tax if such reduction would be beneficial to the executive.
Each of our NEOs is eligible for severance benefits under the PHINIA Inc. Transition Income Plan (TIP). We established the TIP to provide limited severance payments to all U.S. salaried employees in the event their employment is terminated due to a restructuring or reduction in work force, or the permanent elimination of a position. The TIP benefit includes a lump sum payment that is based on length of service (with a maximum benefit of 26 weeks of base salary) and medical coverage if eligible, subject to an employee’s execution, and non-revocation, of a release of claims against the Company. In no event would an NEO receive a payment under both the CoC Agreement and the TIP.
Treatment of Equity in the Event of a Change of Control
The CoC Agreements and RSA and RSU award agreements provide for double-trigger vesting upon a change of control. Specifically, to the extent the acquiror in a change of control transaction assumes outstanding equity-based awards or provides replacement awards on an equivalent basis, these awards will not automatically be subject to accelerated exercisability, vesting, or settlement upon the change of control. Rather, vesting will occur upon the participant’s termination of employment if they are terminated by the Company (or its successor) without cause or if the participant terminates their employment for good reason during the two-year period following the change of control. In the case of assumed awards that vest based on the attainment of performance goals, (i) the performance goals will be deemed to have been satisfied at the target award level or, if greater, as otherwise specified by the Committee at or after grant, and (ii) any assumed or substituted award will not include a performance goal, unless otherwise determined by the Committee.
If the acquiror in the change of control transaction does not assume the awards or issue replacement awards, then upon the date of the change of control, RSAs and RSUs will become fully vested. For awards that vest based on the attainment of performance goals and that are not assumed by the acquiror, the goals will be deemed to have been fully earned and achieved at projected actual performance levels as determined by the Committee in its sole discretion, and the relevant performance period will be deemed to have ended on the effective date of the change of control.

50 | 2026 | Proxy Statement

EXECUTIVE COMPENSATION
Compensation Risk Management
Each year, our Committee oversees a risk assessment of the Company’s executive compensation program, supported by our independent compensation consultant, to confirm that our compensation program and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. Our executive compensation program currently includes several features that mitigate unnecessary risk-taking, including: (i) a balance of short- and long-term incentives, with long-term incentives serving as the majority of our executives’ target direct compensation; (ii) a mix of performance metrics associated with our incentives; (iii) caps on the amount of incentive pay that may be paid; (iv) clawback and forfeiture provisions; and (v) stock ownership requirements.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the foregoing “Compensation Discussion and Analysis” with management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Respectfully submitted by the Compensation Committee of the Board:

Roger J. Wood, Chair	Samuel R. Chapin	Latondra Newton

This Compensation Committee Report does not constitute soliciting material. It is not considered filed by the Company and shall not be incorporated by reference into any of the Company's other filings under the Securities Act of 1933, as amended, or the Exchange Act unless stated otherwise by the Company.

Proxy Statement | 2026 | 51

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table (2025, 2024, and 2023)
The following table presents compensation information for each of our NEOs. Prior to completion of the Spin-Off in July 2023, such amounts were paid by the Company's former parent. Following the Spin-Off's completion, such amounts were paid by the Company.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(3) ($)	Total ($)

Brady D. Ericson President and CEO	2025	1,150,000	—	6,754,379	2,491,440	—	992,126	11,387,945
	2024	968,750	—	5,951,898	2,050,000	—	758,975	9,729,623
	2023	781,250	—	5,891,782	976,500	—	530,511	8,180,043

Chris P. Gropp SVP and CFO	2025	576,250	—	1,350,839	656,228	—	294,570	2,877,887
	2024	526,250	—	1,322,612	614,180	—	224,195	2,687,237
	2023	423,996	169,752	993,558	325,500	—	411,767	2,324,573

Robert Boyle SVP, General Counsel and Secretary	2025	464,875	—	675,419	457,876	—	151,876	1,750,046
	2024	424,625	—	661,329	427,548	—	174,227	1,687,729
	2023	357,808	166,560	547,792	183,675	—	404,834	1,660,669

Alisa Di Beasi SVP and CHRO	2025	439,563	—	583,358	433,778	—	151,117	1,607,816
	2024	394,938	—	548,914	368,242	—	117,045	1,429,139
	2023	344,646	155,304	524,466	165,075	—	86,113	1,275,604

Pedro Abreu VP and CSO	2025	387,500	—	429,838	296,600	—	334,050	1,447,988

(1)Reflects the aggregate grant date fair value of stock awards calculated in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. 2025 stock awards consisted of PSUs and RSAs granted to all NEOs under the Stock Incentive Plan on February 26, 2025. The terms of the 2025 stock awards are summarized in the CD&A under “NEO Compensation—Long-Term Equity Incentives.” A discussion of the relevant assumptions is set forth in Note 18 to the consolidated financial statements in the 2025 Annual Report. For the PSUs, which are market-based, the aggregate grant date fair value of the awards, as reported in the table, does not change assuming that the highest level of performance conditions will be achieved. These amounts may not reflect the actual value realized upon vesting or settlement, if any.
(2)Cash payments made under the PHINIA MIP with respect to 2025 performance.
(3)Amounts reported include compensation under the following plans and programs.

2025 Plan or Program	Ericson ($)	Gropp ($)	Boyle ($)	Di Beasi ($)	Abreu ($)

Limited Cash Allowance(a)	50,000	35,000	25,000	25,000	25,000

PHINIA Retirement Savings Plan(b)	41,065	41,065	14,792	31,456	26,759

PHINIA Excess Plan(c)	419,292	125,095	61,658	52,230	38,454

Value of Dividends Accrued on Unvested Awards(d)	481,769	92,910	47,766	42,268	29,122

Costs Related to Prior International Assignments(e)	—	—	2,660	—	214,715

Lifestyle Spending Accounts (LSA)(f)	—	500	—	163	—

Total	992,126	294,570	151,876	151,117	334,050

(a)Amounts provided to NEOs in the form of a taxable cash allowance that may be used for the purchase of executive benefits in their discretion.

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EXECUTIVE COMPENSATION TABLES
(b)Company contributions made to each NEO's account under the PHINIA Retirement Savings Plan.
(c)Company contributions made to each NEO's account under the PHINIA Excess Plan.
(d)We do not pay current dividends or dividend equivalents on unvested awards. Dividend equivalents vest only when, if, and to the extent the underlying awards vest.
(e)For Mr. Boyle, includes amounts relating to tax gross ups and tax preparation support related to an international assignment that ended in June 2023. For Mr. Abreu, includes the following amounts relating to an international assignment that ended in July 2024 and his subsequent relocation to the U.S. at the request of the Company for his current role: tax gross ups ($151,501); housing and moving expenses ($41,811); home leave travel ($17,039); and destination services ($4,364).
(f)After-tax amounts reimbursed to NEOs pursuant to LSA benefits available to all U.S.-based employees.
Grants of Plan-Based Awards Table (2025)
The following table presents additional information regarding the plan-based compensation for 2025 disclosed in the Summary Compensation Table.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Brady D. Ericson		840,000	1,680,000	3,360,000
	2/26/2025(2)							32,641	1,636,293
	2/26/2025(3)				38,081	76,162	152,324		5,118,086

Chris P. Gropp		221,250	442,500	885,000
	2/26/2025(2)							6,528	327,249
	2/26/2025(3)				7,616	15,232	30,464		1,023,590

Robert Boyle		154,375	308,750	617,500
	2/26/2025(2)							3,264	163,624
	2/26/2025(3)				3,808	7,616	15,232		511,795

Alisa Di Beasi		146,250	292,500	585,000
	2/26/2025(2)							2,819	141,316
	2/26/2025(3)				3,289	6,578	13,156		442,042

Pedro Abreu		100,000	200,000	400,000
	2/26/2025(2)							2,077	104,120
	2/26/2025(3)				2,424	4,847	9,694		325,718

(1)Represents threshold, target, and maximum annual cash incentive amounts that could have been earned based on Company performance pursuant to 2025 awards granted under the PHINIA MIP. The amounts of annual cash incentive awards earned in 2025 by our NEOs were determined in February 2026 and are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(2)Represents RSA awards granted under the Stock Incentive Plan. These RSAs vest ratably in three equal installments on February 28, 2026, February 28, 2027, and February 28, 2028, subject to continued employment through the applicable vesting dates. Grant date fair values are determined in accordance with ASC Topic 718, excluding the effect of estimated forfeitures.
(3)Represents PSU awards granted under the Stock Incentive Plan. These PSUs may be earned in a multiple ranging from 0-200% of target based on rTSR performance during the cumulative three-year performance period of January 1, 2025 through December 31, 2027, subject to continued employment through the performance period. The number of PSUs earned will be determined as soon as practicable after the end of the performance period. The PSUs are considered market condition awards pursuant to ASC Topic 718 and the grant date fair value for the awards was $67.20 per unit, calculated using the Monte Carlo simulation model in accordance with ASC Topic 718, excluding the effect of estimated forfeitures.

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EXECUTIVE COMPENSATION TABLES
Outstanding Equity Awards at Fiscal Year-End Table (2025)
The following table presents information regarding the number and value of unvested equity awards outstanding at December 31, 2025 for our NEOs.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)

Brady D. Ericson	2/26/2025	33,362	(2)	2,091,464	155,688	(9)	9,760,081
	2/16/2024	42,107	(3)	2,639,688	189,482	(10)	11,878,627
	8/29/2023	70,999	(4)	4,450,927
	7/18/2023	13,586	(5)	851,706

Chris P. Gropp	2/26/2025	6,672	(2)	418,268	31,138	(9)	1,952,041
	2/16/2024	9,355	(3)	586,465	42,108	(10)	2,639,751
	8/29/2023	15,272	(4)	957,402
	7/18/2023	4,450	(5)	278,971

Robert Boyle	2/26/2025	3,336	(2)	209,134	15,568	(9)	975,958
	2/16/2024	4,679	(3)	293,327	21,054	(10)	1,319,875
	8/29/2023	6,785	(4)	425,352
	7/18/2023	4,027	(5)	252,453

Alisa Di Beasi	2/26/2025	2,881	(2)	180,610	13,446	(9)	842,930
	2/16/2024	3,884	(3)	243,488	17,474	(10)	1,095,445
	8/29/2023	6,098	(4)	382,284
	7/18/2023	4,238	(5)	265,680

Pedro Abreu	2/26/2025	2,123	(2)	133,091	9,910	(9)	621,258
	2/16/2024	2,808	(6)	176,034	12,630	(10)	791,775
	8/29/2023	3,875	(7)	242,924
	7/18/2023	2,798	(8)	175,407

(1)Calculated by multiplying the number of shares or units by the closing price per share of the Company's stock on December 31, 2025, which was $62.69.
(2)Awards granted on February 26, 2025 in the form of RSAs, plus reinvested dividends, which vest ratably over three years on February 28, 2026, February 28, 2027, and February 28, 2028.
(3)Awards granted on February 16, 2024 in the form of RSAs, plus reinvested dividends, which vest in two remaining equal installments on February 28, 2026 and February 28, 2027.
(4)One-time recognition awards granted on August 29, 2023, shortly after the Spin-Off, to motivate, retain, and further align NEOs’ interests with our stock price performance and shareholder interests (“2023 Recognition Awards”), in the form of RSAs, plus reinvested dividends, which vest in one remaining installment on August 29, 2026.
(5)Awards granted on July 18, 2023, as replacement of awards initially granted by the former parent (“2023 Replacement Awards”) in February 2022 and April 2023, in the form of RSAs, plus reinvested dividends, which vest in one remaining installment on February 28, 2026.
(6)Awards granted on February 16, 2024 in the form of RSUs, plus reinvested dividends, which vest in two remaining equal installments on February 28, 2026 and February 28, 2027.
(7)2023 Recognition Awards in the form of RSUs, plus reinvested dividends, which vest in one remaining installment on August 29, 2026.
(8)2023 Replacement Awards in the form of RSUs, plus dividend equivalents, which vest in one remaining installment on February 28, 2026.
(9)Awards granted on February 26, 2025 in the form of PSUs, plus reinvested dividends, reported at the maximum level of performance (200%). PSUs may be earned in a multiple ranging from 0-200% of target based on the Company's rTSR performance during the performance period of January 1, 2025 through December 31, 2027, subject to continued employment through the performance period. The PSUs, if earned, will vest in the first quarter of 2028 when the Compensation Committee approves the level of achievement of the performance goals.

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EXECUTIVE COMPENSATION TABLES
(10)Awards granted on February 16, 2024 in the form of PSUs, plus reinvested dividends, reported at the maximum level of performance (200%). PSUs may be earned in a multiple ranging from 0-200% of target based on the Company's rTSR performance during the performance period of January 1, 2024 through December 31, 2026, subject to continued employment through the performance period. The PSUs, if earned, will vest in the first quarter of 2027 when the Compensation Committee approves the level of achievement of the performance goals.
Option Exercises and Stock Vested Table (2025)
The following table presents information regarding the number and value of stock awards exercised or vested for our NEOs during 2025.

Name	Stock Awards
	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)

Brady D. Ericson	171,732	9,842,499

Chris P. Gropp	28,375	1,538,048

Robert Boyle	17,090	904,259

Alisa Di Beasi	16,337	860,848

Pedro Abreu	9,992	527,843

(1)For Mses. Gropp and Di Beasi and Messrs. Ericson and Boyle, the number of shares acquired upon vesting includes: (i) 2023 Replacement Awards in the form of RSAs (initially granted by the former parent in February 2022 and April 2023), plus associated reinvested dividends, as to which restrictions lapsed in February 2025; (ii) 2023 Recognition Awards in the form of RSAs, plus associated reinvested dividends, as to which restrictions lapsed in August 2025; and (iii) RSAs granted in February 2024, plus associated reinvested dividends, as to which restrictions lapsed in February 2025.
For Mr. Ericson, the number of shares acquired upon vesting also includes shares underlying 2023 Replacement Awards in the form of RSUs (initially granted by the former parent in April 2023), plus associated dividend equivalents, as to which restrictions lapsed in December 2025.
For Mr. Abreu, the number of shares acquired upon vesting includes shares underlying: (i) 2023 Replacement Awards in the form of RSUs (initially granted by the former parent in February 2022 and April 2023), plus associated dividend equivalents, as to which restrictions lapsed in February 2025; (ii) 2023 Recognition Awards in the form of RSUs, plus associated dividend equivalents, as to which restrictions lapsed in August 2025; and (iii) RSUs granted in February 2024, plus associated dividend equivalents, as to which restrictions lapsed in February 2025.
(2)For the RSAs and RSUs granted as 2023 Replacement Awards as to which restrictions lapsed in February 2025, the value realized on vesting is equal to the number of shares or units vested, plus reinvested dividends and dividend equivalents, multiplied by the closing price per share of PHINIA common stock on February 28, 2025 ($49.31); and, for associated reinvested dividends and dividend equivalents earned as of the dividend record date of February 28, 2025, with a payable date of March 14, 2025, the value realized on vesting is equal to the number of reinvested dividend shares or dividend equivalent units vested multiplied by the closing price per share of PHINIA common stock on the distribution date of March 14, 2025 ($42.88).
For the RSAs and RSUs granted as 2023 Recognition Awards as to which restrictions lapsed in August 2025, the value realized on vesting is equal to the number of shares or units vested, plus reinvested dividends and dividend equivalents, multiplied by the closing price per share of PHINIA common stock on August 29, 2025 ($58.48); and, for associated reinvested dividends and dividend equivalents earned as of the dividend record date of August 22, 2025, with a payable date of September 12, 2025, the value realized on vesting is equal to the number of reinvested dividend shares or dividend equivalent units vested multiplied by the closing price per share of PHINIA common stock on the distribution date of September 12, 2025 ($58.20).
For Mr. Ericson's RSUs granted as 2023 Replacement Awards as to which restrictions lapsed in December 2025, the value realized on vesting is equal to the number of units vested, plus dividend equivalents, multiplied by the closing price per share of the Company's stock on December 31, 2025 ($62.69).
For the RSAs and RSUs granted in February 2024 as to which restrictions lapsed in February 2025, the value realized on vesting is equal to the number of shares or units vested, plus reinvested dividends and dividend equivalents, multiplied by the closing price per share of PHINIA common stock on February 28, 2025 ($49.31); and, for associated reinvested dividends and dividend equivalents earned as of the dividend record date of February 28, 2025, with a payable date of March 14, 2025, the value realized on vesting is equal to the number of reinvested dividend shares or dividend equivalent units vested multiplied by the closing price per share of PHINIA common stock on the distribution date of March 14, 2025 ($42.88).

Proxy Statement | 2026 | 55

EXECUTIVE COMPENSATION TABLES
Non-Qualified Deferred Compensation Table (2025)
The following table includes information regarding the PHINIA Excess Plan for our NEOs during 2025.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(3) ($)

Brady D. Ericson	—	419,292	597,700	—	4,481,658

Chris P. Gropp	—	125,095	115,843	—	837,231

Robert Boyle	—	61,658	32,819	—	200,073

Alisa Di Beasi	—	52,230	29,097	—	188,070

Pedro Abreu	—	38,454	2,927	—	41,381

(1)Amounts contributed for each NEO, which are also included in the “All Other Compensation” column in the Summary Compensation Table.
(2)Amounts are not included in the Summary Compensation Table because they are not above market.
(3)Of the aggregate total amounts in this column, the following amounts have been reported in the Summary Compensation Table for this year and for previous years.

	2025 ($)	Previous Years ($)	Total ($)

Brady D. Ericson	419,292	671,149	1,090,441
Chris P. Gropp	125,095	149,718	274,813
Robert Boyle	61,658	73,947	135,605
Alisa Di Beasi	52,230	69,389	121,619
Pedro Abreu	38,454	—	38,454
The PHINIA Excess Plan was established effective January 1, 2024 as a "mirror excess benefit plan" and assumed the obligations and liabilities under the former parent company plan associated with employees who became associated with the PHINIA business, including the NEOs.
The PHINIA Excess Plan is an unfunded, non-qualified retirement plan, which keeps certain highly compensated U.S. employees whole regarding Company contributions that are otherwise limited under the PHINIA Retirement Savings Plan by provisions in the Internal Revenue Code. Participation is automatic once these limits are reached in a plan year. The contributions vest in the same manner as under the PHINIA Retirement Savings Plan. Distributions are made following a participant’s separation from service, with distributions attributable to amounts earned or vested before January 1, 2005 distributed within 30 days after the participant’s separation from service, and amounts earned or vested after December 31, 2004 distributed in the seventh month following the month in which the participant’s separation from service occurs. No in-service withdrawals or loans are available. If a participant’s service with PHINIA is terminated because of dishonest conduct injurious to PHINIA, or if dishonest conduct injurious to PHINIA is identified by the Committee within one year after the participant’s service is terminated, the Committee may terminate the participant’s remaining interest and benefits under the PHINIA Excess Plan (except with respect to the DC Plan Account described below).
Effective on January 1, 2024, we established and simultaneously merged into the PHINIA Excess Benefit Plan, the PHINIA Deferred Compensation Plan, such that certain participants in the PHINIA Excess Plan have a deferred compensation account under the PHINIA Excess Plan that reflects transferred account balances of such participants from a corresponding “frozen” deferred compensation plan (DC Plan Account) maintained by PHINIA's former parent. The DC Account feature is closed to new entrants, and no new deferrals were made during 2025 or are permitted to be made to the accounts of participants. Distributions are made based on the elections of participants and may be elected to commence or occur upon the occurrence of (a) the first to occur of the participant's retirement or disability or (b) a specific scheduled date which is not earlier than five years after the end of the plan year in which the participant first commenced participation in the plan. Generally, no in-service withdrawals or loans are available; however, in the event of a change in control (as defined for purposes of the DC Plan Account feature) a participant will receive a complete distribution of their account).

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EXECUTIVE COMPENSATION TABLES
PHINIA Excess Plan balances can be notionally invested in the same investment options that are available to participants under the PHINIA Retirement Savings Plan. As these plans are unfunded, no money is invested. Rather, a notional account is maintained which mirrors the returns of these investments.
Potential Payments Upon Termination or Change of Control
The following table presents information regarding the post-employment payments that would be paid to each of our NEOs, including upon certain employment termination events and/or a change of control. The table assumes: (i) the acquiror in a change of control transaction assumes outstanding equity-based awards; (ii) the terms of the CoC Agreements for each NEO control with respect to the treatment of equity awards; (iii) the Committee exercises discretion to vest equity awards in full, where discretion applies and the other applicable criteria is otherwise met (unless otherwise indicated below); (iv) the NEO provides the required advance written notice of retirement, as applicable; and (v) the achievement of target performance with respect to PSUs for which the performance period has not ended. For each NEO, the payments and benefits detailed in the table are in addition to any payments and benefits under our plans and arrangements that are offered or provided generally to all salaried employees on a non-discriminatory basis and any accumulated vested (non-enhanced) benefits.
The calculations assume the applicable event occurred on December 31, 2025. For purposes of the calculations, the closing price per share of the Company's stock on December 31, 2025 ($62.69) was used to determine the market value of PSUs, RSUs, and RSAs, including any related reinvested dividends and dividend equivalents.

Proxy Statement | 2026 | 57

EXECUTIVE COMPENSATION TABLES

Event*	Ericson	Gropp	Boyle	Di Beasi	Abreu

Retirement
Annual cash incentive(1)	2,491,440	656,228	457,876	433,778	296,600
PSUs(2)	—	879,917	—	—	—
RSAs(3)	—	996,269	—	—	—
RSUs(4)	—	—	—	—	—
Total	2,491,440	2,532,414	457,876	433,778	296,600
Death
Annual cash incentive(1)	2,491,440	656,228	457,876	433,778	296,600
PSUs(2)	3,959,500	879,917	439,958	365,107	263,925
RSAs(3)	7,942,321	1,822,838	971,132	891,452	—
RSUs(4)	—	—	—	—	594,365
Total	14,393,261	3,358,983	1,868,966	1,690,337	1,154,890
Disability
Annual cash incentive(1)	2,491,440	656,228	457,876	433,778	296,600
PSUs(2)	3,959,500	879,917	439,958	365,107	263,925
RSAs(3)	7,942,321	1,822,838	971,132	891,452	—
RSUs(4)	—	—	—	—	594,365
Total	14,393,261	3,358,983	1,868,966	1,690,337	1,154,890
Involuntary Termination (w/o Cause) Unrelated to Change of Control
Annual cash incentive(1)	2,491,440	656,228	457,876	433,778	296,600
PSUs(2)	3,959,500	879,917	439,958	365,107	263,925
Total	6,450,940	1,536,145	897,834	798,885	560,525
Involuntary Termination Upon Restructuring or Reduction in Force or Permanent Elimination of Job Position
Annual cash incentive(1)	2,491,440	656,228	457,876	433,778	296,600
PSUs(2)	3,959,500	879,917	439,958	365,107	263,925
Lump Sum Transitional Benefit(5)	600,000	295,000	237,500	225,000	200,000
Group Insurance Benefits(6)	58,157	17,511	58,157	58,157	56,036
Total	7,109,097	1,848,656	1,193,491	1,082,042	816,561
Change of Control with Termination (Involuntary w/o Cause or for Good Reason)
Annual cash incentive(1)	1,680,000	442,500	308,750	292,500	200,000
Cash Severance Payment(7)	8,640,000	2,065,000	1,567,500	1,485,000	1,200,000
PSUs(8)	10,819,353	2,295,896	1,147,917	969,188	706,516
RSAs(8)	10,033,785	2,241,106	1,180,266	1,072,062	133,091
RSUs(8)	—	—	—	—	594,365
Additional Retirement Benefits(9)	815,830	280,054	158,338	149,262	138,390
Continued Health Care Benefits(10)	44,822	16,047	44,640	44,457	2,909
Outplacement Services(11)	40,000	40,000	40,000	40,000	40,000
Total	32,073,790	7,380,603	4,447,411	4,052,469	3,015,271
Post-Change of Control Voluntary Termination (w/o Good Reason) Death or Disability
Pro Rata Bonus(12)	1,680,000	442,500	308,750	292,500	200,000
Total	1,680,000	442,500	308,750	292,500	200,000

*    No additional payments or benefits are provided in the case of a termination for cause or a voluntary termination (outside of retirement or following a change of control).
(1)Represents cash payments under the PHINIA MIP with respect to full year 2025 performance. Pursuant to the PHINIA MIP, a participant employed at least three months during the current calendar year whose employment ends as a result of involuntary termination (not for cause), death, disability or retirement may be eligible (or, in the case of death, their beneficiary may be eligible) to receive an incentive award based on year-end financial results and calculated on a prorated basis for the period of employment in that calendar year.
(2)The applicable PSU award agreement provides that in the case of termination due to death, disability, retirement, or involuntary termination without cause that occurs on or after the first anniversary of the grant date, PSUs will remain eligible to vest pro rata (based on the number of months served in the performance period) as determined following the end of the performance period based on actual results. PSUs granted on February 26, 2025 for the 2025-2027 Performance Period would be forfeited since they would not have been held by the NEOs for at least one year at December 31, 2025. Amounts reflect the value of PSUs granted on February 16, 2024. Ms. Gropp was the only NEO eligible for retirement as of December 31, 2025.

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EXECUTIVE COMPENSATION TABLES
(3)The applicable RSA award agreements provide that for RSAs granted prior to 2024, (i) in the case of termination due to death or disability, all RSAs will immediately vest in full and (ii) in the case of termination due to retirement, 2023 Recognition Awards in the form of RSAs will vest pro rata (based on the number of months served) if the NEO has provided at least six months’ advanced written notice of retirement, and 2023 Replacement Awards in the form of RSAs will vest in whole or in part as determined in the Committee’s sole discretion. For RSAs granted in 2024 and 2025, (i) in the case of termination due to death or disability that occurs on or after the first anniversary of the grant date, RSAs will vest in full and (ii) in the case of termination due to retirement occurring on or after the first anniversary of the grant date, RSAs will vest pro rata (based on the number of months served) if the NEO has provided at least six months’ advanced written notice of retirement. RSAs granted on February 26, 2025 would be forfeited since they would not have been held by the NEOs for at least one year at December 31, 2025. Amounts reflect the value of RSAs granted on February 16, 2024, 2023 Replacement Awards, and 2023 Recognition Awards. Ms. Gropp was the only NEO eligible for retirement as of December 31, 2025.
(4)Mr. Abreu is the only NEO with RSUs. For RSUs granted prior to 2024, (i) in the case of termination due to death or disability, all RSUs will immediately vest in full and (ii) in the case of termination due to retirement, 2023 Recognition Awards in the form of RSUs will vest pro rata (based on the number of months served) if the NEO has provided at least six months’ advanced written notice of retirement, and 2023 Replacement Awards in the form of RSUs will vest in whole or in part as determined in the Committee’s sole discretion. For RSUs granted in 2024, (i) in the case of termination due to death or disability that occurs on or after the first anniversary of the grant date, all RSUs will vest in full and (ii) in the case of termination due to retirement occurring on or after the first anniversary of the grant date, RSUs will vest pro rata (based on the number of months served) if the NEO has provided at least six months’ advanced written notice of retirement. Amounts reflect the value of RSUs granted February 16, 2024, 2023 Replacement Awards, and 2023 Recognition Awards. Mr. Abreu was not eligible for retirement at December 31, 2025, and it is assumed that the Committee would not exercise its discretion to vest his 2023 Replacement Award in the event of retirement.
(5)Lump sum cash benefit made under the TIP equal to twenty-six weeks’ base salary for each NEO.
(6)Group insurance benefit provided under the TIP in the form of Company paid COBRA medical, dental and vision premiums applicable to each NEO, less any amount required to have been paid by the NEO while an active employee for such group insurance benefits. Amounts reflect each NEOs applicable amount of COBRA premiums for the 2026 year, for a duration of twenty-six weeks, the maximum duration for group insurance benefits permitted under the TIP. Amounts do not include other health and welfare benefits provided under benefit plans available to all U.S.-based salaried employees. The provisions of each plan would determine the timing and method of any payments made under the above scenarios.
(7)A cash severance payment based on two (or three, in the case of the CEO) times base salary plus bonus (at target opportunity) as provided under the CoC Agreement for each NEO.
(8)Pursuant to the CoC Agreement for each NEO, upon the date of the NEO's termination of employment or service, all outstanding equity awards will automatically vest (at target for any awards subject to performance goals). Amounts reflect the full value of outstanding PSUs, RSUs, and RSAs.
(9)As provided under the CoC Agreement for each NEO, values in the table represent a cash amount equivalent to retirement benefits based on two times the Company contributions to the PHINIA Retirement Savings Plan. Amounts do not reflect any impact from the potential imposition of any excise tax.
(10)As provided under the CoC Agreement for each NEO, values in the table represent a cash amount equal in value to welfare benefits (i.e. medical, dental, and life insurance coverage) for 18 months, calculated based on applicable 2026 COBRA rates and group life insurance premiums, and individual NEO elections. Amounts do not reflect any impact from the potential imposition of any excise tax. Amounts do not include other health and welfare benefits provided under benefit plans available to all U.S.-based salaried employees. The provisions of each plan would determine the timing and method of any payments made under the above scenarios.
(11)As provided under the CoC Agreement for each NEO, values in the table represent a cash amount equal to the maximum value of outplacement services. Amounts do not reflect any impact from the potential imposition of any excise tax.
(12)Amounts include prorated target bonus payment under the CoC Agreements for year of termination.

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EXECUTIVE COMPENSATION TABLES
Change of Control Agreements
We have entered into CoC Agreements with each of our NEOs. This description reflects the terms of the CoC Agreements.
The CoC Agreements provide for certain employment compensation and severance payments and benefits in the event of a change of control. The employment period under the CoC Agreements begins on the date a change of control occurs and runs through the second anniversary of such date.
The CoC Agreements also include certain employment terms and conditions that would apply during the employment period including relating to (a) annual base salary (which may not be reduced after an increase during the employment period), (b) eligibility to receive an annual bonus (which must be at least equal to the target bonus opportunity of an executive under the MIP (or comparable successor or predecessor plan) for the year in which the employment period begins, (c) participation in incentive, savings, and retirement and welfare benefit plans generally available to other peer executives, (d) reimbursement of reasonable expenses, and (e) continuation of fringe benefits in effect for such executive.
In the event an NEO terminates employment for good reason, or the Company terminates an NEO’s employment with the Company other than for cause, death, or disability, within two years of a change of control or in anticipation of a change of control, the NEO is entitled to the following (in addition to accrued but unpaid amounts):
•a lump sum cash amount equal to two (or three, in the case of the CEO) times the sum of (i) their annual base salary and (ii) their annual bonus (at a target opportunity) under the PHINIA MIP (or any comparable annual bonus under any predecessor or successor plan);
•a lump sum cash amount based on a prorated portion of their annual bonus (at a target opportunity) for the portion of the year up to the date of termination under the PHINIA MIP (or any comparable annual bonus under any predecessor or successor plan) (Pro Rata Bonus);
•a lump sum cash amount equal to two times the Company’s retirement and matching contributions that would have been made on their behalf in the first plan year ending after termination of employment;
•continuation of medical, dental, and life insurance benefits for 18 months; and
•outplacement services at a cost not to exceed $40,000.
In the event of a termination of employment due to death or disability within two years of a change of control or in anticipation of a change of control, the Company must pay the executive (or their estate or beneficiaries, in the case of death) accrued amounts and a Pro Rata Bonus in a lump sum generally within 30 days of termination, together with other applicable death and disability-related benefits.
In the event the executive voluntarily terminates employment other than for good reason within two years of a change of control or in anticipation of a change of control, the Company must pay the executive accrued amounts and a Pro Rata Bonus in lump sum generally within 30 days of termination.
The CoC Agreements also provide that, in the event of a change of control, any outstanding equity awards that are assumed or replaced by the acquiror in the change of control will not become vested on an accelerated, or “single-trigger,” basis solely as a result of the change of control. Instead, the assumed or replaced awards will continue in accordance with their terms (with performance goals deemed to have been satisfied at the target level for performance awards or, if greater, as otherwise specified by the Committee at or after grant) and will become vested on an accelerated basis only if the Company terminates the NEO’s employment without cause or the NEO terminates employment for good reason within two years after the change of control. This is referred to as “double trigger” vesting. Any equity awards that are not assumed or replaced in the change of control will generally become vested (with performance goals deemed to have been fully earned and achieved at projected actual performance levels (as determined by the Committee, in its sole discretion)).
Executives forego a portion of change of control payments that could otherwise trigger Internal Revenue Code Section 4999 excise taxes, as the tax will not be “grossed-up” under the CoC Agreement if such reduction in change of control payments would be beneficial to the executive.
“Change of control” generally means:
•the acquisition by any Person (as defined in the CoC Agreements) of beneficial ownership of 20% or more of either (i) the then-outstanding shares of Company common stock, or (ii) the combined voting power of our then-outstanding voting securities entitled to vote generally in the election of our directors (with certain exceptions);
•a change in the majority of our Board (provided, however, that any individual becoming a director subsequent to the date of the relevant CoC Agreement whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the incumbent Board shall be considered as though such individual were a member of the incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board);

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EXECUTIVE COMPENSATION TABLES
•consummation by the Company of a reorganization, statutory share exchange, merger or consolidation, or similar transaction involving the Company or any of its subsidiaries or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each of the foregoing, a Business Combination), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners, respectively, of the outstanding Company common stock and outstanding Company voting securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding Company common stock and outstanding Company voting securities, as the case may be, (ii) no Person beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
•approval by the Company’s shareholders of a complete liquidation or dissolution of the Company.
“Change of control period” means the period commencing on the date the CoC Agreement was entered into and ending on the third anniversary of such date; provided, however, that commencing on the date one year after such entry date, and on each annual anniversary of such date (each, a Renewal Date), unless previously terminated, the change of control period will be automatically extended so as to terminate three years from such Renewal Date, unless at least 60 days prior to the Renewal Date the Company gives notice to the executive that such period will not be so extended.
“Cause” generally means the willful and continued failure of the executive to perform substantially the executive’s duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness or following the executive’s delivery of a Notice of Termination for Good Reason (as defined and described in the CoC Agreements)), after a written demand for substantial performance is delivered to the executive by the Board or the CEO of the Company which specifically identifies the manner in which the Board or CEO of the Company believes that the executive has not substantially performed the executive’s duties, or the willful engaging by the executive in illegal conduct or gross misconduct which is materially demonstrably injurious to the Company.
“Good reason” generally means the assignment to the executive of any duties inconsistent with the executive’s position, authority, duties, or responsibilities or any other diminution in such position, authority, duties or responsibilities, our failure to comply with compensation or benefit provisions in the CoC Agreement, the requirement for the executive to be based at any office or other location other than as provided in the CoC Agreement or the Company requiring the executive to travel on Company business to a substantially greater extent than required prior to the effective date of the CoC Agreement, a purported termination by the Company of an executive’s employment other than as permitted under the CoC Agreement, or our failure to require any successor to us to comply with the CoC Agreement.
Terminations Not Related to a Change of Control
The TIP applies to all U.S. salaried employees and provides for the payment of severance and benefits in the event an employee’s termination relates to a restructuring or reduction in work force, or the permanent elimination of a job position. In such circumstances, employees would be entitled to a lump sum payment of up to six months’ base salary, plus payment of healthcare, dental, and vision benefit premiums required under COBRA for six months.

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EXECUTIVE COMPENSATION TABLES
Equity Award Agreements
The terms of our employee RSA and RSU award agreements provide special vesting terms in certain circumstances.
•In the event of death or disability, all unvested shares or units will immediately vest (in the case of awards granted in 2024 and 2025, if the employee’s termination of employment due to death or disability occurs on or after the first anniversary of the grant date).
•In the event of a qualifying retirement (on or after attaining age 55 with at least 10 years of service or with the written consent of the Company), the Committee may, in its sole discretion, cause all or a portion of the unvested shares or units to vest or, in the case of certain RSAs and RSUs, the award provides that a pro rata portion of the unvested shares will vest. As of December 31, 2025, Ms. Gropp is our only NEO who would meet the age 55 with 10 years of service requirement applicable to RSAs (and we assume that the Committee would not exercise its discretion to deem any other NEO retiree eligible as of December 31, 2025 who did not similarly meet the age and service condition). As of December 31, 2025, no NEO would meet the age 55 with 10 years of service requirement applicable to RSUs.
•In the event of a change of control and a qualifying termination (without cause or for good reason) within two years following a change of control, the shares or units relating to an award will vest.
The terms of our employee PSU award agreements provide special vesting terms in certain circumstances.
•In the event of death, disability, qualifying retirement (on or after attaining age 55 with at least 10 years of service or with the written consent of the Company) or involuntary termination without Cause, in each case that occurs on or after the first anniversary of the grant date, the award provides that the employee shall remain eligible to vest in a pro rata portion of the PSUs the employee would have otherwise earned, determined at the end of the applicable performance period and based on actual results against the goals. Ms. Gropp is our only NEO who would meet the age 55 with 10 years of service requirement applicable to PSUs (and we assume that the Committee would not exercise its discretion to deem any other NEO retiree eligible as of December 31, 2025 who did not similarly meet the age and service condition).
•In the event of a change of control and the PSUs are assumed or replaced by the acquiror, then the performance goals will be deemed to have been satisfied at a target award level or, if greater, as otherwise specified by the Compensation Committee at or after grant and any assumed or substituted award will not include performance goals, unless otherwise determined by the Compensation Committee. If the executive’s employment is terminated without cause or the executive terminates his or her employment for good reason within two years after the change of control, such assumed or replaced awards will vest.
If the PSUs are not assumed or no replacement awards are issued, the PSUs will be deemed fully earned and achieved at projected actual performance levels (as determined by the Compensation Committee in its sole discretion).

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PAY RATIO
As required by SEC rules, we disclose below the 2025 annual total compensation of: (i) our CEO, Brady D. Ericson, who leads our global workforce of approximately 12,500 employees; (ii) the 2025 annual total compensation of our median employee; and (iii) the ratio of their respective annual total compensation amounts to each other. We calculated the annual total compensation for both Mr. Ericson and our median employee using the same methodology that is used for the Summary Compensation Table.
•Mr. Ericson’s annual total compensation — $11,387,945
•Our median employee’s annual total compensation — $22,705
•Ratio of Mr. Ericson’s annual total compensation to our median employee’s annual total compensation — 502:1
Pay Ratio Methodology
Consistent with Instruction 2 to Item 402(u) of Regulation S-K, the applicable SEC rule, we may identify our median employee for purposes of providing pay ratio disclosure once every three years and calculate and disclose total compensation for that employee each year in the subsequent three-year period; provided that, during the last completed fiscal year, there has been no change in the employee population or employee compensation arrangements that the Company reasonably believes would result in a significant change to the 2024 pay ratio disclosure.
We most recently calculated the median employee for purposes of providing such pay ratio disclosure in 2024. For purposes of our 2025 pay ratio disclosure, we reviewed the changes in our employee population and employee compensatory arrangements and determined there has been no change in our employee population or employee compensatory arrangements that would significantly impact the 2024 CEO pay ratio disclosure and ultimately require us to identify a new median employee for 2025. As a result, for purposes of our 2025 pay ratio disclosure, we used the same median employee that we used for our 2024 pay ratio disclosure.
SEC rules allow us to select a methodology for identifying our median employee in a manner that is most appropriate based on our size, organizational structure, and compensation plans, policies and procedures. In determining our median employee for purposes of our 2024 pay ratio disclosure, we chose October 31, 2024 as the determination date. As of this date, PHINIA and its consolidated subsidiaries employed 12,774 persons, 445 of which were located in the U.S. and 12,329 of which were located outside of the U.S. Applying the “de minimis” exemption under SEC rules, we then excluded a total of 440 employees in the following jurisdictions, which constituted all of our employees in each referenced jurisdiction: Australia (13), Belgium (3), Germany (37), India (231), Italy (12), Japan (11), Korea (62), Luxembourg (32), Morocco (1), Netherlands (2), Portugal (5), Singapore (6), Spain (22) and United Arab Emirates (3). These excluded employees collectively comprised less than five percent of our global employee population. As a result of these exclusions, our median employee was determined from a total of 12,334 employees, 445 of which were located in the U.S. and 11,889 of which were located outside of the U.S.
Consistent with SEC requirements, we reviewed our global employee population (excluding the de minimis employees noted above and Mr. Ericson) as of October 31, 2024 to prepare the pay ratio analysis. We used a consistently applied compensation measure across our global employee population (excluding the de minimis employees noted above and Mr. Ericson) to calculate the median employee compensation. For our consistently applied compensation measure, we calculated total cash compensation for the trailing 12 months preceding October 31, 2024 for each applicable employee, defined as base pay or wages, plus overtime cash incentives, and allowances, and excluding all non-cash incentives, equity settled incentives, benefits-in-kind or fringe benefits, or other non-cash items inclusive of income. We then calculated the median employee’s actual 2024 fiscal year compensation in the same manner as the NEOs’ compensation as presented in the Summary Compensation Table. Since our median employee is located in Mexico, for purposes of our 2024 pay ratio disclosure, we converted that employee’s compensation from Mexican Pesos to U.S. Dollars at an exchange rate of 0.04934, calculated using the average month-end rates for 2024. For purposes of our 2025 pay ratio disclosure, we converted the median employee's compensation from Mexican Pesos to U.S. Dollars at an exchange rate of 0.05534, calculated using the average month-end rates for 2025.
The 2025 pay ratio reported above is calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. It excludes approximately 130 employees of SEM, which we acquired in August 2025. In determining our median employee, except as described above, we did not rely on any material assumptions, adjustments (e.g., cost-of-living adjustments), or estimates (e.g., statistical sampling) to identify our median employee or determine annual total compensation or any elements of annual total compensation for our median employee or Mr. Ericson.

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PAY VERSUS PERFORMANCE
We disclose below pay versus performance information, including the relationship between executive compensation actually paid (CAP), as calculated pursuant to SEC rules, and Company performance. The CAP values disclosed do not reflect the actual amount of compensation paid to our NEOs during the applicable years. The Compensation Committee does not utilize CAP, as calculated pursuant to SEC rules, as a basis for NEO compensation decisions.
Pay Versus Performance Table

Pay Versus Performance
Year (a)	Summary Compensation Table Total for PEO (b)(1)	Compensation Actually Paid to PEO (c)(1)(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (d)(1)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (e)(1)(2)	Value of Initial Fixed $100 Investment Based On:		Net Income (h)	Adjusted Free Cash Flow (i)(4)
					PHINIA Total Shareholder Return (f)(3)	Peer Group Total Shareholder Return (g)(3)

2025	$11,387,945	$19,830,233	$1,920,934	$2,863,136	$181.68	$120.86	$130,000,000	$212,000,000

2024	$9,729,623	$19,984,947	$1,807,233	$2,911,033	$136.62	$95.99	$79,000,000	$253,000,000

2023	$8,180,043	$9,382,637	$1,714,367	$1,737,186	$83.97	$97.97	$102,000,000	$161,000,000

(1)Mr. Ericson served as our principal executive officer (PEO) for each of 2025, 2024 and 2023. Our 2025 non-PEO NEOs included Mses. Gropp and Di Beasi and Messrs. Boyle and Abreu. Our 2024 non-PEO NEOs included Mses. Gropp and Di Beasi and Messrs. Boyle and Matthew Logar. Our 2023 non-PEO NEOs included Mses. Gropp and Di Beasi and Messrs. Boyle and Todd Anderson.
(2)For each of 2025 and 2024, the values included in this column for the compensation actually paid to our PEO and the average compensation actually paid to our non-PEO NEOs reflect the following adjustments to the values included in column (b) and column (d), respectively:

PEO	2025

Summary Compensation Table (SCT) Total for PEO (column (b))	$11,387,945
- aggregate change in actuarial present value of pension benefits	0
+ service cost of pension benefits	0
+ prior service cost of pension benefit	0
- SCT “Stock Awards” column value	6,754,379
- SCT “Option Awards” column value	0
+ year-end fair value of equity awards granted in the covered year that are outstanding and unvested as of the covered year-end	8,945,018
+/- change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	4,771,620
+ vesting date fair value of equity awards granted and vested in the covered year	0
+/- change in fair value of equity awards granted in prior years that vested in the covered year	1,480,029
- fair value as of prior-year end of equity awards granted in prior years that failed to vest in the covered year	0
+ dollar value of dividends/earnings paid prior to the vesting date on equity awards in the covered year	0
+ excess fair value for equity award modifications	0
Compensation Actually Paid to PEO (column (c))	$19,830,233

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PAY VERSUS PERFORMANCE

Average for Non-PEO NEOs	2025

Average SCT Total for Non-PEO NEOs (column (d))	$1,920,934
- aggregate change in actuarial present value of pension benefits	0
+ service cost of pension benefits	0
+ prior service cost of pension benefits	0
- SCT “Stock Awards” column value	759,864
- SCT “Option Awards” column value	0
+ year-end fair value of equity awards granted in the covered year that are outstanding and unvested as of the covered year-end	1,006,310
+/- change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	607,354
+ vesting date fair value of equity awards granted and vested in the covered year	0
+/- change in fair value of equity awards granted in prior years that vested in the covered year	88,402
- fair value as of prior-year end of equity awards granted in prior years that failed to vest in the covered year	0
+ dollar value of dividends/earnings paid prior to the vesting date on equity awards in the covered year	0
+ excess fair value for equity award modifications	0
Average Compensation Actually Paid to Non-PEO NEOs (column (e))	$2,863,136
(3)TSR for the Company and the peer group was calculated as the yearly percentage change in cumulative TSR based on a deemed fixed investment of $100 at market close on July 5, 2023 and in accordance with Items 201(e) and 402(v) of Regulation S-K. For purposes of this pay versus performance disclosure, our peer group is the same peer group used for purposes of the performance graph included in the 2025 Annual Report, the S&P 600 Automotive Parts & Equipment Index (for purposes of this Pay Versus Performance section only, the Peer Group). Because fiscal years are presented in the table in reverse chronological order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.
(4)Adjusted Free Cash Flow is calculated as set forth in Annex A.
Pay Versus Performance Relationship Descriptions
The following graphical comparisons describe the relationships between certain figures included in the Pay Versus Performance Table for each of 2025, 2024, and 2023, including: (i) a comparison between our cumulative TSR and the TSR of the Peer Group; and (ii) comparisons between (a) the compensation actually paid to the PEO and the average compensation actually paid to our non-PEO NEOs in each of those years and (b) each of the performance measures set forth in columns (f), (h), and (i) of the Pay Versus Performance Table.

☐	PEO CAP	☐	Avg Non-PEO NEO CAP

	PHINIA TSR		Peer Group TSR

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PAY VERSUS PERFORMANCE

☐	PEO CAP	☐	Avg Non-PEO NEO CAP	☐	Net Income

☐	PEO CAP	☐	Avg Non-PEO NEO CAP	☐	Adjusted Free Cash Flow

Tabular List of Financial Performance Measures
The following table lists the financial performance measures that we believe represent the most important financial performance measures used to link compensation actually paid to our NEOs for 2025 to Company performance.

Adjusted Free Cash Flow
Economic Value Added
Relative TSR (compensation peer group)

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The Audit Committee is directly responsible for the selection, compensation, and oversight of the work of our independent registered public accounting firm. To confirm continuing audit independence and objectivity, the Audit Committee is involved in the selection of the firm’s lead engagement partner in accordance with SEC rules. Additionally, the Audit Committee has adopted a policy for pre-approving all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed by the firm and assesses the impact the provision of any non-audit services may have on the firm’s independence.
The Audit Committee has appointed Deloitte & Touche LLP (D&T) as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2026. Our independent registered public accounting firm for the year ended December 31, 2025 was PricewaterhouseCoopers LLP (PwC).
At the Annual Meeting, our shareholders are being asked to ratify the appointment of D&T as our independent registered public accounting firm for 2026. The Audit Committee believes the appointment of D&T as our independent registered public accounting firm for 2026 is in the best interests of our Company and shareholders.
Although we are not required to seek shareholder ratification of the appointment of D&T as our independent registered public accounting firm, we are submitting D&T's appointment to our shareholders for ratification at the Annual Meeting as a matter of good corporate practice and to provide a means by which our shareholders may communicate their opinions to the Audit Committee. If our shareholders do not ratify the appointment of D&T, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines such a change would be in the best interests of our Company and shareholders.
Representatives of D&T are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. Representatives of PwC are not expected to be present at the Annual Meeting.

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PROPOSAL 3

Change in Auditors
In October 2025, the Audit Committee completed a competitive process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Following that process, on October 29, 2025, the Audit Committee approved the engagement of D&T as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, subject to D&T’s customary client acceptance procedures. Also on October 29, 2025, the Audit Committee approved the dismissal of PwC as the Company's independent registered public accounting firm for the 2026 fiscal year.
The dismissal of PwC became effective upon completion by PwC of its procedures on the consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2025 and the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
PwC’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2025 and December 31, 2024 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s fiscal years ended December 31, 2025 and December 31, 2024, and the subsequent interim period through February 12, 2026, there were no (i) “disagreements,” within the meaning of Item 304(a)(1)(iv) of Regulation S-K, between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to PwC’s satisfaction, would have caused PwC to make reference to the subject matter of any such disagreements in its reports, or (ii) “reportable events,” within the meaning of Item 304(a)(1)(v) of Regulation S-K.
During the Company’s fiscal years ended December 31, 2025 and December 31, 2024, and the subsequent interim period through February 12, 2026, neither the Company nor anyone acting on its behalf consulted with D&T regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided by D&T to the Company that D&T concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K.
The change in independent auditors was previously disclosed in our Current Report on Form 8-K filed with the SEC on November 3, 2025 (the Original 8-K), as amended by Amendment No. 1 to the Original 8-K filed with the SEC on February 12, 2026 (the 8-K Amendment). Copies of PwC’s related letters, dated November 3, 2025 and February 12, 2026, were included as exhibits to the Original 8-K and the 8-K Amendment, respectively.
Independent Auditor’s Fees
The following table sets forth the fees for services provided or billed by PwC during the fiscal years ended December 31, 2025 and December 31, 2024.

Fee Type	2025	2024

Audit Fees	$4,272,000	$5,475,000

Tax Fees	3,435,000	2,643,000

All Other Fees	3,000	48,000

Total	$7,710,000	$8,166,000

Audit Fees for 2025 and 2024 consisted of fees related to the audit of the Company’s consolidated and subsidiary financial statements, as well as fees for services customarily provided by an independent auditor in connection with quarterly and annual reports filed with the SEC.
Tax Fees for 2025 and 2024 consisted of fees related to tax compliance, tax advice, and tax planning, including the review of certain tax returns, tax audit assistance, and consulting on tax planning matters.
All Other Fees for 2025 consisted of licensing fees for technical research tools. For 2024, such fees related to regulatory compliance services and licensing fees for technical research tools.

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PROPOSAL 3
Pre-Approval Policy for Services Performed by Independent Auditors
The Audit Committee is responsible for pre-approving audit and other services performed by the independent auditor to confirm that the provision of such services does not impair the auditor’s independence. The Audit Committee has adopted a pre-approval policy pursuant to which the Audit Committee establishes detailed pre-approved categories of non-audit services that may be performed by the independent auditor during the fiscal year, subject to dollar limitations set by the Audit Committee.
Before PHINIA or any of its subsidiaries engages the independent auditor to render a service, the engagement must be either (i) specifically approved by the Audit Committee or (ii) entered into pursuant to the pre-approval policy as provided therein. Any proposed services exceeding pre-approved cost levels under the policy require specific pre-approval by the Audit Committee before the service is provided. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will periodically revise the list of pre-approved services, based on subsequent determinations.
As permitted by the policy, the Audit Committee has delegated pre-approval authority to the Audit Committee Chair to the extent it is not practicable to pre-approve the proposed services at the next scheduled meeting of the Audit Committee, with any pre-approval decisions by the Chair reported to, and submitted for ratification by, the Audit Committee at its next scheduled meeting.
All of the fees paid to PwC for services rendered during 2025 were pre-approved by the Audit Committee or the Audit Committee Chair in accordance with the policy.
Audit Committee Report
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with management and PwC. The Audit Committee also has discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee also has discussed with PwC the firm’s independence.
Based upon these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.
Respectfully submitted by the Audit Committee of the Board:

D’aun Norman, Chair	Robin Kendrick	Roger J. Wood

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ANNUAL MEETING AND OTHER INFORMATION
2026 Annual Meeting
What is the purpose of the Annual Meeting?
The Annual Meeting provides shareholders with the opportunity to act upon the proposals described in the Notice of Annual Meeting of Shareholders. The Annual Meeting also serves as an opportunity for Company leadership to present information regarding the Company’s business, governance, and performance and respond to questions from shareholders.
Who is entitled to attend the Annual Meeting?
Only holders of Company common stock as of the close of business on March 25, 2026, the Record Date for the Annual Meeting, or their authorized representatives by proxy may attend the Annual Meeting.
•Shareholder of Record. If your shares of common stock are registered directly in your name with our transfer agent, Computershare Investor Services, you are considered the shareholder of record with respect to those shares.
•Beneficial Owner of Shares. If your shares are held in an account with a broker, bank, or other similar organization, you are the beneficial owner of shares held in street name. The organization holding your account is considered the shareholder of record, and as a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.
How may I attend the Annual Meeting?
To attend the Annual Meeting, you will need to present valid photo identification and one of the following forms of proof of ownership to be admitted to the meeting.

Attendee	Permitted Proof of Ownership

Shareholder of Record
Any one of the following:
•Registered Shareholder List. Your name will be verified against our list of registered shareholders as of the Record Date.
•Proxy Card. The proxy card you received in the mail or, if you have already voted and returned your proxy card, the top part of the proxy card marked “Keep this Portion for Your Records.”
•Notice of Internet Availability of Proxy Materials (Notice). The Notice you received in the mail containing a valid control number.
•Email with Voting Instructions. A copy of the email you received with instructions containing a link to the website where our proxy materials are available, a link to the proxy voting website, and a valid control number.

Beneficial Owner of Shares
Any one of the following:
•Voting Instruction Form. The voting instruction form you received in the mail from your broker, bank, or other similar organization holding your shares containing a valid control number.
•Notice. The Notice you received in the mail containing a valid control number.
•Email with Voting Instructions. A copy of the email you received with instructions containing a link to the website where our proxy materials are available, a link to the proxy voting website, and a valid control number.
•Account Statement. Your account statement showing your share ownership as of the Record Date.
•Legal Proxy. A valid legal proxy containing a valid control number or a letter from a shareholder of record naming you as proxy.
•Letter from Intermediary. A letter from your bank, broker, or similar organization holding your shares confirming your ownership as of the Record Date.

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ANNUAL MEETING AND OTHER INFORMATION
Please note that the Annual Meeting will begin promptly at 9:00 a.m. Eastern Time. No late admittance will be permitted. For security purposes, no large bags, backpacks, briefcases, packages, or umbrellas will be permitted in the meeting room or adjacent areas, and other items will be subject to search. The use of cameras, audio or video recording equipment, cell phones, computers, and similar devices and recording equipment will be prohibited during the Annual Meeting.
Voting
Who may vote and what constitutes a quorum?
Only shareholders of record and beneficial owners holding Company common stock at the close of business on the Record Date are entitled to receive notice of, and to vote before or at, the Annual Meeting. For each matter presented for vote, you have one vote for each share you own.
A quorum is the presence, in person or by proxy, of shareholders holding a majority of the stock of the Company entitled to vote as of the Record Date. A quorum is necessary to conduct business at the Annual Meeting. Abstentions and broker non-votes count as present at the meeting for purposes of determining a quorum.
How do I vote?
Before the Annual Meeting. If you wish to vote in advance of the meeting use one of the following methods. Your vote must be received prior to 11:59 p.m. Eastern Time on May 21, 2026.
•By Internet. Visit www.proxyvote.com, enter the control number on your proxy card, voting instruction form, or Notice, and follow the instructions on the website.
•By Phone. Call 1-800-690-6903, enter the control number on your proxy card, voting instruction form, or Notice, and following the recorded instructions.
•By Mail. If you received printed copies of the proxy materials, you may vote by completing, signing, and returning the proxy card or voting instruction form included with your materials.
If you are a shareholder of record, and you sign and return your proxy card but do not mark any selections giving specific voting instructions, your shares represented by that proxy will be voted as recommended by the Board.
If you are a beneficial owner, your broker, bank, or other similar organization is not permitted to vote on your behalf on “non-routine” matters, unless you provide specific instructions by completing and returning the voting instruction form to them or by following the instructions provided to you for voting your shares via the Internet or phone. For purposes of the Annual Meeting, only the ratification of the appointment of D&T as our independent registered public accounting firm (Proposal 3) is considered to be a routine matter. For your vote to be counted with respect to non-routine matters (Proposals 1 and 2), you will need to communicate your voting decisions to your bank, broker, or other similar organization before the date of the Annual Meeting.
During the Annual Meeting. All shareholders of record may vote in person at the Annual Meeting. If you are a beneficial owner and you wish to vote at the Annual Meeting, you must obtain a “legal proxy” from your broker, bank, or similar organization holding your shares and bring it with you to hand in with your ballot. See “How may I attend the Annual Meeting” in the 2026 Annual Meeting section of this Proxy Statement for instructions regarding how to obtain admission to the Annual Meeting.
Early Voting Is Encouraged. Even if you plan to attend the Annual Meeting, we encourage you to vote by proxy as soon as possible. Your shares will be voted in accordance with your instructions.
What happens if I do not provide instructions on how to vote?
If you are a shareholder of record and return your proxy card without instructions, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.
If you are a beneficial owner and do not vote your shares at the Annual Meeting, you must instead instruct your broker, bank, or other similar organization on how to vote your shares using the voting instruction form provided by that intermediary. If you do not vote your shares at the Annual Meeting and do not provide voting instructions, whether your shares can be voted by your intermediary depends on the type of proposal being voted upon.
•Non-Routine Items. If you do not provide voting instructions for Proposal 1 and/or Proposal 2, your intermediary cannot vote your shares on such proposal, resulting in a “broker non-vote.” All items of business other than Proposal 3 (Ratification of the Appointment of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm) are non-routine items. Shares constituting broker non-votes will be counted as present for the purpose of determining a

Proxy Statement | 2026 | 71

ANNUAL MEETING AND OTHER INFORMATION
quorum at the Annual Meeting, but generally are not counted or deemed to be present in person or by proxy for purposes of voting on any of the non-routine items.
•Routine Items. Even if you do not provide voting instructions, your broker, bank, or other similar organization may vote on Proposal 3 (Ratification of the Appointment of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm) because it is a routine item.
What are the proposals, Board recommendations, and votes required to adopt each proposal, and how are votes counted?
At the close of business on the Record Date, the Company had 37,606,278 outstanding shares of common stock. Each share of common stock outstanding on the Record Date is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.
A description of the voting requirements and related effect of abstentions and broker non-votes on each item is as follows.

Proposal	Board Recommendation	Voting Options	Votes Required to Adopt the Proposal	Effect of Abstentions and Broker Non-Votes

Proposal 1: Election of Directors	“FOR” each nominee	“For,” “Against,” or “Abstain” on each nominee	Majority of votes cast	None

Proposal 2: Advisory Approval of the Compensation of Our Named Executive Officers	“FOR”	“For,” “Against,” or “Abstain”	Majority of votes cast	None

Proposal 3: Ratification of the Appointment of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm	“FOR”	“For,” “Against,” or “Abstain”	Majority of votes cast	Abstentions have no effect. Brokers have discretion to vote on this item.

Can other business, in addition to the items listed on the agenda, be transacted at the meeting?
As of the date of this Proxy Statement, the Company knows of no other business to be presented for consideration at the Annual Meeting other than the items indicated in the Notice of Annual Meeting of Shareholders. In their discretion, the proxies designated on your proxy card are authorized to vote upon any other business as may properly come before the Annual Meeting and any adjournment or postponement thereof. In addition, the proxies designated on your proxy card may vote your shares to adjourn the Annual Meeting and will be authorized to vote your shares at any adjournments or postponements of the Annual Meeting.
May I change my vote?
There are several ways in which you may revoke your proxy or change your voting instructions before the time of voting at the Annual Meeting. Please note that, in order to be counted, revocation or change of a prior vote via Internet, phone, or mail must be received by 11:59 p.m. Eastern Time on May 21, 2026.
•Vote again by the Internet or phone, as described above.
•Transmit a revised proxy card or voting instruction form that is dated later than the prior one.
•Shareholders of record may vote in person at the Annual Meeting or notify the Company’s Secretary in writing that a prior proxy is revoked.
The latest-dated, timely, and properly completed proxy that you submit, whether by the Internet, phone, mail, or in person, will count as your vote. If a vote has been recorded for your shares and you subsequently submit a proxy card that is not properly signed and dated, then the previously recorded vote will stand. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote by ballot at the Annual Meeting or specifically request in writing that your prior proxy be revoked.

72 | 2026 | Proxy Statement

ANNUAL MEETING AND OTHER INFORMATION
Who tabulates the votes?
An inspector of election provided by Broadridge Financial Solutions, Inc. will tabulate the votes and act as the independent inspector of election at the Annual Meeting.
Where will I be able to find the voting results of the Annual Meeting?
We intend to announce preliminary voting results at the Annual Meeting and publish final voting results in a Current Report on Form 8-K filed with the SEC within the four business days after the Annual Meeting.
How are proxies being solicited and who pays for the related expenses?
Proxies are being solicited principally by mail, phone, and through the Internet. We will pay the expenses in connection with the solicitation of proxies. We have retained Morrow Sodali LLC to act as proxy solicitor for an estimated fee of $11,500, plus reimbursement of out-of-pocket expenses. We will reimburse brokerage firms and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their votes. Our employees may also solicit proxies for no additional compensation.
Proxy Materials
How may I obtain a printed copy of the proxy materials?
As permitted by SEC rules and regulations, we use the internet as the primary means of furnishing proxy materials to shareholders by sending a Notice of Internet Availability of Proxy Materials or email with instructions on how to access the proxy materials online at www.proxyvote.com and to request a printed copy of the proxy materials, if preferred.
The Company will provide by mail or email, without charge, a copy of this Proxy Statement, the 2025 Annual Report, and proxy materials for future annual meetings (once available) at your request. Please direct all requests to PHINIA Inc., 3000 University Drive, Auburn Hills, Michigan 48326, Attention: Secretary, call 248-732-1900, or email investors@phinia.com. These materials also are available, free of charge, on PHINIA’s website at investors.phinia.com.
If you received printed copies of the proxy materials this year and would like to access proxy materials online beginning next year, please follow the instructions located at www.proxyvote.com. We encourage shareholders to take advantage of the availability of proxy materials online to help reduce the environmental impact of our annual meetings and our related printing and mailing costs.
What is “householding”?
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address and the same last name by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. PHINIA and some brokers may household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once shareholders have received notice from their broker, other intermediary, or the Company that materials will be sent in the householding manner to the shareholder’s address, householding will continue until otherwise notified or until the shareholder revokes such consent. If, at any time, shareholders of record no longer wish to participate in householding and would prefer to receive separate proxy statements, they should notify the Company. If beneficial owners no longer wish to participate in householding, they should notify their broker or other intermediary through which their shares are held.
Please contact PHINIA Investor Relations at PHINIA Inc., 3000 University Drive, Auburn Hills, Michigan 48326, Attention: Investor Relations, investors@phinia.com, or 248-732-1900 if you:
•participate in householding and wish to receive a separate copy of our Notice, Proxy Statement, or 2025 Annual Report for this Annual Meeting, or wish to receive separate copies of such materials for future meetings; or
•share an address and wish to request delivery of a single copy of proxy materials, rather than receiving multiple copies.

Proxy Statement | 2026 | 73

ANNUAL MEETING AND OTHER INFORMATION
Shareholder Proposals for the 2027 Annual Meeting
Proposals to Be Included in the Proxy Statement
Rule 14a-8 Proposals. Under SEC rules, shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act must be received at our principal executive offices, PHINIA Inc., 3000 University Drive, Auburn Hills, Michigan 48326, Attention: Secretary, on or before December 10, 2026 in order to be considered for inclusion in the proxy materials relating to the 2027 annual meeting. Upon timely receipt of any such proposal, we will determine whether to include such proposal in the proxy materials in accordance with applicable regulations governing the solicitation of proxies.
Proxy Access. Our By-Laws include provisions permitting, subject to certain terms and conditions set forth therein, shareholders who have maintained continuous qualifying ownership of at least 3% of the voting power of all shares of stock of the Company issued and outstanding and entitled to vote for at least three years to nominate a number of director candidates not to exceed the greater of two candidates or 20% of the number of directors then in office who will be included in our annual meeting proxy statement (or, if such amount is not a whole number, the closest whole number below 20%). Proxy access candidates and the shareholder nominators meeting the qualifications and requirements set forth in our By-Laws will be included in the Company’s proxy statement and on the Company’s form of proxy. To be timely, an eligible shareholder's proxy access notice must be delivered to, or mailed and received by, the Company's Secretary at our principal executive offices, PHINIA Inc., 3000 University Drive, Auburn Hills, Michigan 48326, Attention: Secretary, not earlier than the 150th calendar day and no later than the close of business on the 120th calendar day prior to the anniversary of the date the Company commenced mailing of its proxy materials in connection with the most recent annual meeting. For the 2027 annual meeting of shareholders, such notice must be delivered no earlier than November 10, 2026 and no later than December 10, 2026.
Proposals Not to Be Included in the Proxy Statement
Advance Notice of Director Nominations or Other Business. Our By-Laws provide that any shareholder entitled to vote at an annual shareholders' meeting may nominate one or more director candidates for election at that annual meeting or propose other business to be considered by shareholders at that annual meeting by following certain prescribed procedures. To be timely, the shareholder notice must be delivered to the Company’s Secretary at our principal executive offices, PHINIA Inc., 3000 University Drive, Auburn Hills, Michigan 48326, Attention: Secretary, not earlier than the close of business on the 120th day prior to nor later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting date, except as otherwise provided in our By-Laws. For the 2027 annual meeting of shareholders, such notice must be delivered to the Secretary not earlier than the close of business on January 22, 2027 and not later than the close of business on February 21, 2027.
In the case of director nominations, if the number of directors to be elected to the Board is increased by the Company and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Company at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder's notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.
A shareholder nominating a director for election must provide the information regarding that nominee in the format and with the content required by our By-Laws, and otherwise comply with all applicable requirements in our By-Laws. Such requirements include, without limitation, information that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between the proposed nominee and the nominating shareholder or beneficial owner, a completed questionnaire with respect to the background and qualification of the proposed nominee (substantially in the same form as the Company requests of the Board's nominees for director), and if applicable, a statement that such shareholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of directors in support of director nominees other than the Company’s nominees.

74 | 2026 | Proxy Statement

BENEFICIAL OWNERSHIP OF COMPANY STOCK
Directors and Executive Officers
The following table presents information as of March 25, 2026, the record date for the Annual Meeting (the Record Date), regarding the beneficial ownership of the Company's common stock by (i) each director and director nominee, (ii) each NEO, and (iii) all directors, director nominees, and executive officers as a group.

Name	Shares Beneficially Owned(1)(2)	Shares of Common Stock Acquirable within 60 Days(3)(4)	Percent of Class(5)

Pedro Abreu	13,238	—	*

Robert Boyle	35,719	—	*

Samuel R. Chapin	23,923	—	*

Alisa Di Beasi	35,319	—	*

Brady D. Ericson	389,029	—	*

Chris P. Gropp(6)	67,877	—	*

Robin Kendrick(7)	32,350	4,724	*

Latondra Newton	16,556	3,367	*

D’aun Norman	19,923	—	*

Meggan M. Walsh	7,560	—	*

Rohan S. Weerasinghe(8)	22,698	8,551	*

Roger J. Wood	19,923	—	*

All directors, director nominees, and executive officers as a group (21 persons)	828,005	16,642	2.2%

*    Represents less than one percent of the total number of shares of common stock outstanding.
(1)Amounts reflect beneficial ownership as calculated under SEC rules. Except as otherwise noted, the named persons have sole voting and investment power over the indicated number of Company shares. Amounts also include all Company shares held in trust over which the person has shared voting power or investment power. None of the shares are pledged by any person in this table.
(2)Amounts include the following shares of restricted stock: Mr. Abreu, 3,064; Mr. Boyle, 14,466; Mr. Chapin, 3,367; Ms. Di Beasi, 12,633; Mr. Ericson, 140,204; Ms. Gropp, 31,996 (including 1,800 shares held by her spouse); Ms. Norman, 3,367; Ms. Walsh, 3,367; Mr. Wood, 3,367; and all directors, director nominees, and executive officers as a group, 263,630.
(3)Beneficial ownership includes securities that an individual or entity has the right to acquire, such as through the vesting of restricted stock units, within 60 days of the Record Date. Such securities, including shares of our common stock that are subject to restricted stock units vesting within 60 days of the Record Date, are deemed to be outstanding for computing the percentage ownership of the person holding such securities and the percentage ownership of any group in which the holder is a member, but are not deemed outstanding for computing the percentage of any other person.
(4)The deferred restricted stock units included in the table for Messrs. Kendrick and Weerasinghe and Ms. Newton will vest May 21, 2026. See “Director Deferred Compensation Program” in the Non-Employee Director Compensation section of this Proxy Statement for additional information regarding the deferred restricted stock units.
(5)Based on 37,606,278 shares of common stock outstanding as of the Record Date.
(6)Includes 3,967 shares (including 1,800 shares of restricted stock) directly held by Ms. Gropp’s spouse, of which Ms. Gropp disclaims beneficial ownership.
(7)Includes 15,794 shares held by a trust.
(8)Includes 12 shares held in a managed account.

Proxy Statement | 2026 | 75

BENEFICIAL OWNERSHIP OF COMPANY STOCK
Certain Other Beneficial Owners
The following table presents information known to the Company, regarding the beneficial ownership of Company common stock by holders of more than five percent of the outstanding shares of Company common stock, as of the dates indicated below.

Name	Amount and Nature of Beneficial Ownership	Percent of Class(4)

BlackRock, Inc. 50 Hudson Yards New York, NY 10001	6,697,191(1)	17.8%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	5,305,726(2)	14.1%

Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746	2,185,204(3)	5.8%

Voss Value Master Fund, L.P. Voss Value-Oriented Special Situations Fund, L.P. Voss Advisors GP, LLC Voss Capital, L.P. Travis W. Cocke 3773 Richmond, Suite 500 Houston, Texas 77046	2,162,342(4)	5.7%

(1)As of September 30, 2024, based on its Schedule 13G/A filed with the SEC on November 8, 2024, BlackRock, Inc. indicated that it beneficially owns 6,697,191 shares, for which it has sole voting power with respect to 6,607,355 shares, shared voting power with respect to no shares, sole dispositive power with respect to 6,697,191 shares and shared dispositive power with respect to no shares. BlackRock, Inc. is the parent of several subsidiaries that hold the shares listed in the table, of which BlackRock Fund Advisors beneficially owns more than 5% of the Company’s common stock.
(2)As of December 29, 2023, based on its Schedule 13G/A filed with the SEC on February 13, 2024, The Vanguard Group indicated that it beneficially owned 5,305,726 shares, for which it had sole voting power with respect to no shares, shared voting power with respect to 16,261 shares, sole dispositive power with respect to 5,240,205 shares and shared dispositive power with respect to 65,521 shares. As of March 13, 2026, based on its Schedule 13G/A filed with the SEC on March 27, 2026, The Vanguard Group indicated that on January 12, 2026, it went through an internal realignment and certain of its subsidiaries or business divisions of its subsidiaries that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group, Inc. will report beneficial ownership separately (on a disaggregated basis) from The Vanguard Group, Inc., and that The Vanguard Group, Inc. no longer has, or is deemed to have, beneficial ownership over securities beneficially owned by such subsidiaries and/or business divisions.
(3)As of March 31, 2025, based on its Schedule 13G filed with the SEC on April 15, 2025, Dimensional Fund Advisors LP indicated that it beneficially owns 2,185,204 shares, for which it has sole voting power with respect to 2,123,579 shares, shared voting power with respect to no shares, sole dispositive power with respect to 2,185,204 shares and shared dispositive power with respect to no shares. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the "Funds"). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries may possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported on the Schedule 13G are owned by the Funds, and Dimensional Fund Advisors LP and its subsidiaries disclaim beneficial ownership of all of the shares shown.
(4)As of March 31, 2025, based on its Schedule 13G filed with the SEC on April 1, 2025, (i) Voss Value Master Fund, L.P. indicated that it beneficially owns 500,000 shares, for which it has sole voting power with respect to 500,000 shares, shared voting power with respect to no shares, sole dispositive power with respect to 500,000 shares and shared dispositive power with respect to no shares; (ii) Voss Value-Oriented Special Situations Fund, L.P. indicated that it beneficially owns 65,928 shares, for which it has sole voting power with respect to 65,928 shares, shared voting power with respect to no shares, sole dispositive power with respect to 65,928 shares and shared dispositive power with respect to no shares; (iii) Voss Advisors GP, LLC, indicated that it beneficially owns 565,928 shares, for which it has sole voting power with respect to 565,928 shares, shared voting power with respect to no shares, sole dispositive power with respect to 565,928 shares and shared dispositive power with respect to no shares; and (iv) Voss Capital, L.P. and Travis W. Cocke indicated that they each beneficially own 2,162,342 shares, for which each has sole voting power with respect to 2,067,342 shares, shared voting power with respect to 95,000 shares, sole dispositive power with respect to 2,067,342 shares and shared dispositive power with respect to 95,000 shares. Voss Advisors GP, LLC, as the general partner of Voss Value Master Fund,

76 | 2026 | Proxy Statement

BENEFICIAL OWNERSHIP OF COMPANY STOCK
L.P. and Voss Value-Oriented Special Situations Fund, L.P., may be deemed the beneficial owner of the shares beneficially owned by Voss Value Master Fund, L.P. and Voss Value-Oriented Special Situations Fund, L.P. Voss Capital, L.P., as the investment manager of Voss Value Master Fund, L.P., Voss Value-Oriented Special Situations Fund, L.P., and certain other accounts managed by Voss Capital, L.P., may be deemed the beneficial owner of the shares beneficially owned by Voss Value Master Fund, L.P., the shares beneficially owned by Voss Value-Oriented Special Situations Fund, L.P., and the shares held in certain other accounts managed by Voss Capital, L.P. Mr. Cocke, as the managing member of each of Voss Capital, L.P. and Voss Advisors GP, LLC, may be deemed the beneficial owner of the shares beneficially owned by Voss Value Master Fund, L.P., the shares beneficially owned by Voss Value-Oriented Special Situations Fund, L.P., and the shares held in certain other accounts managed by Voss Capital, L.P.
(5)Based on 37,606,278 shares of common stock outstanding as of March 25, 2026, the Record Date.
EQUITY COMPENSATION PLAN INFORMATION
The following table presents information regarding the Company’s common stock that is authorized for issuance under the Company’s equity compensation plan as of December 31, 2025.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	1,393,580(1)	$—(2)	3,094,433(3)

Equity compensation plans not approved by security holders

Total	1,393,580(1)	$—(2)	3,094,433(3)

(1)Represents shares underlying awards that have been granted under the terms of the Stock Incentive Plan. Amount represents 697,566 shares of common stock subject to outstanding RSUs and 698,014 shares of common stock subject to outstanding PSUs (assuming maximum achievement).
(2)PHINIA does not have awards outstanding with an exercise price.
(3)Amount represents shares of common stock remaining available for future awards under the Stock Incentive Plan.

Proxy Statement | 2026 | 77

ANNEX A: NON-GAAP FINANCIAL MEASURES
This Proxy Statement contains information about the Company’s financial results that is not presented in accordance with accounting principles generally accepted in the United States (GAAP). In this Annex A, such non-GAAP financial measures are reconciled to their most directly comparable GAAP financial measures or accompanied by a description of how such measures are calculated from the Company's financial statements. The reconciliations include all information reasonably available to the Company as of the date of this filing.
Management believes these non-GAAP financial measures are useful to management, investors, and banking institutions in their analysis of the Company's business and operating performance. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measure. Additionally, because not all companies use identical calculations, the non-GAAP financial measures presented by the Company may not be comparable to similarly-titled measures reported by other companies.
Adjusted EBITDA and Adjusted EBITDA Margin (Unaudited). The Company defines adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) as net earnings less interest, taxes, amortization of acquisition-related intangibles, depreciation and tooling amortization, adjusted to exclude the impact of restructuring expense, separation-related costs, merger and acquisition costs, other postretirement expense, equity in affiliates' earnings, net of tax, impairment charges, other net expenses, and other gains and losses not reflective of our ongoing operations. Adjusted EBITDA margin is defined as adjusted EBITDA divided by Net Sales. Management utilizes adjusted EBITDA and adjusted EBITDA margin in its financial decision-making process and to evaluate performance of the Company's consolidated results. Management also believes adjusted EBITDA and adjusted EBITDA margin are useful to investors in assessing the Company’s ongoing consolidated financial performance, as they provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance.

(in millions)	Year Ended December 31, 2025

Net earnings	$130
Depreciation and tooling amortization	127
Interest expense	81
Provision for income taxes	68
Amortization of acquisition-related intangibles	30
Interest income	(14)
EBITDA	$422
Separation-related costs	43
Restructuring expense	17
Merger and acquisition costs	9
Other postretirement expense	4
Gains for other one-time events	(2)
Equity in affiliates’ earnings, net of tax	(15)
Adjusted EBITDA	$478
Net Sales	$3,483
Adjusted EBITDA Margin %	13.7%

Proxy Statement | 2026 | A-1

ANNEX A: NON-GAAP FINANCIAL MEASURES
Adjusted Free Cash Flow (Unaudited). The Company defines Adjusted Free Cash Flow as net cash provided by operating activities after adding back adjustments related to the ongoing effects of separation-related transactions, less capital expenditures including tooling outlays. Management believes that adjusted free cash flow is useful to investors in assessing the Company's ability to service and repay its debt and return capital to shareholders. Further, management uses this non-GAAP measure for planning and forecasting.

(in millions)	Year Ended December 31, 2025

Net cash provided by operating activities	$312

Capital expenditures, including tooling outlays	(124)

Effects of separation-related transactions	24

Adjusted Free Cash Flow	$212

Economic Value Added (Unaudited). The Company defines EVA as: (i) operating income adjusted to exclude (a) the impact of restructuring expense, separation and transaction costs, impairment charges, other net expenses, and other gains and losses not reflective of the Company’s ongoing operations and (b) acquisition-related intangibles amortization expense because it pertains to non-cash expenses that the Company does not use to evaluate core operating performance; (ii) net of income taxes calculated at a fixed composite statutory rate (currently 28%); less (iii) capital invested multiplied by cost of capital. Management uses EVA to assess the Company’s ability to leverage capital and generate long-term shareholder value. Management believes it is useful to investors to utilize EVA as a financial performance measure in the Company’s annual cash incentive for our NEOs under the PHINIA MIP because it is generally believed to be reflective of true economic profit beyond accounting profits and to incentivize true value creation for shareholders, including having a positive correlation to share price.

(in millions)	Year Ended December 31, 2025

Operating income	$254

Separation-related costs	43

Amortization of acquisition-related costs	30

Restructuring expense	17

Merger and acquisition costs	9

Merger and partial-year acquisition operating income(1)	(2)

Gains for other one-time events	(2)

EVA adjusted operating income	349

Less: Income taxes	(98)

Adjusted net operating profit after tax	253

Capital invested(2)	1,387

Cost of capital(3)	15%

Capital invested x Cost of capital	208

Economic Value Added	$43.03

(1)Reflects earnings from SEM, which was acquired on August 1, 2025.
(2)Monthly average of the sum of debt and stockholders' equity less cash and cash equivalents, goodwill, separation-related payables and receivables, intangible assets, investment in unconsolidated joint venture, lease assets, frozen pension plan liabilities, lease liabilities, accrued interest, and income tax balances.
(3)Assumed rate of return on capital invested required to fairly compensate debt and equity investors (currently 15%).

A-2 | 2026 | Proxy Statement

PHINIA | 3000 University Drive, Auburn Hills, MI 48326, USA

PHINIA

PHINIA INC.
3000 UNIVERSITY DRIVE
AUBURN HILLS, MI 48326

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 21, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 21, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V90727-P47871

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PHINIA INC.

The Board of Directors recommends you vote "FOR" each nominee listed in Item 1, and "FOR" Items 2 and 3:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Samuel R. Chapin	☐	☐	☐
1b. Brady D. Ericson	☐	☐	☐
1c. Robin Kendrick	☐	☐	☐
1d. Latondra Newton	☐	☐	☐
1e. D’aun Norman	☐	☐	☐
1f. Meggan M. Walsh	☐	☐	☐
1g. Rohan S. Weerasinghe	☐	☐	☐
1h. Roger J. Wood	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V90728-P47871

PHINIA INC.
ANNUAL MEETING OF SHAREHOLDERS
May 22, 2026
9:00 a.m. Eastern Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder hereby appoints Robert Boyle and Kelly A. Albin, and each of them, attorneys and proxies with full power of substitution, to represent and to vote on behalf of the shareholder, as designated on the reverse side of this ballot, all of the shares of Common Stock of PHINIA Inc. that the shareholder is entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 a.m. Eastern Time, on May 22, 2026, at PHINIA Inc. Global Headquarters, 3000 University Drive, Auburn Hills, MI 48326, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side